Exhibit 10.2


















                     ASSET PURCHASE AGREEMENT


                      DATED SEPTEMBER 3, 1995


                              BETWEEN


                           CLARCOR INC.,


                  HASTINGS MANUFACTURING COMPANY,


                                AND


                           HASTINGS INC.















                         TABLE OF CONTENTS

                                                             PAGE

                             ARTICLE I
                            DEFINITIONS

 1.1.  Definitions ...........................................  2

                            ARTICLE II
                         PURCHASE AND SALE

 2.1.  Purchased Assets ...................................... 18

 2.2.  Excluded Assets ....................................... 23

 2.3.  Assumed Liabilities ................................... 25

 2.4.  Excluded Liabilities .................................. 26

                            ARTICLE III
                          PURCHASE PRICE

 3.1.  Purchase Price ........................................ 29

 3.2.  Determination of Estimated Purchase Price ............. 29

 3.3.  Determination of Purchase Price ....................... 30

 3.4.  Adjustment ............................................ 33

 3.5.  Allocation of Purchase Price .......................... 34

 3.6.  Valuation of Inventory and Reserve for Filter Product
      Warranty Liability ..................................... 35

                            ARTICLE IV
                              CLOSING

 4.1.  Closing Date .......................................... 37

 4.2.  Payment on the Closing Date; Escrow ................... 38

 4.3.  Buyer's Additional Deliveries ......................... 38

 4.4.  Seller's Additional Deliveries ........................ 40




                                    -i-

                             ARTICLE V
             REPRESENTATIONS AND WARRANTIES OF SELLER

 5.1.  Organization .......................................... 43

 5.2.  Subsidiaries and Investments .......................... 44

 5.3.  Authority ............................................. 44

 5.4.  Financial Statements .................................. 46

 5.5.  Operations Since December 31, 1994 .................... 47

 5.6.  No Undisclosed Liabilities ............................ 49

 5.7.  Taxes ................................................. 50

 5.8.  Availability of Assets ................................ 51

 5.9.  Governmental Permits .................................. 51

 5.10.  Real Property ........................................ 53

 5.11.  Real Property Leases ................................. 53

 5.12.  Condemnation ......................................... 54

 5.13.  Personal Property .................................... 54

 5.14.  Personal Property Leases ............................. 55

 5.15.  Intellectual Property; Software ...................... 55

 5.16.  Title to Property .................................... 59

 5.17.  Employees and Related Agreements; ERISA .............. 59

 5.18.  Employee Relations ................................... 64

 5.19.  Contracts ............................................ 65

 5.20.  Status of Contracts .................................. 66

 5.21.  No Violation, Litigation or Regulatory Action ........ 68

 5.22.  Environmental Matters ................................ 69

 5.23.  Insurance ............................................ 72

 5.24.  Customers and Suppliers .............................. 72

                                    -ii-

 5.25.  Warranties. .......................................... 74

 5.26.  No Finder ............................................ 74

 5.27.  Disclosure ........................................... 74

 5.28.  Financial Projections; Budgets ....................... 75

                            ARTICLE VI
              REPRESENTATIONS AND WARRANTIES OF BUYER

 6.1.  Organization of Buyer ................................. 76

 6.2.  Authority of Buyer .................................... 76

 6.3.  Litigation ............................................ 77

 6.4.  No Finder ............................................. 77

                            ARTICLE VII
                       ADDITIONAL AGREEMENTS

 7.1.  Covenant Not to Compete or Solicit Business ........... 78

 7.2.  Use of Names .......................................... 80

 7.3.  Taxes ................................................. 81

 7.4.  Discharge of Liabilities of the Business .............. 84

 7.5.  Transition Matters .................................... 84

 7.6.  Warranty and Product Liability Claims in Respect of
       Filter Products Produced by Seller Prior to the
       Closing Date .......................................... 85

 7.7.  Collection of Accounts Receivable ......................86

 7.8.  Soliciting Employees of Seller .........................87

                           ARTICLE VIII
           ADDITIONAL CLOSING DATE DELIVERIES BY SELLER

 8.1.  Closing Certificate ....................................89

 8.2.  Audited Financial Statements. ..........................90

 8.3.  Title Insurance ........................................90



                                   -iii-
                            ARTICLE IX
            ADDITIONAL CLOSING DATE DELIVERIES BY BUYER

 9.1.  Closing Certificate ....................................92

                             ARTICLE X
                          INDEMNIFICATION

 10.1.  Indemnification by Seller .............................92

 10.2.  Indemnification by Buyer ..............................95

 10.3.  Notice of Claims ......................................97

 10.4.  Third Person Claims ...................................99

 10.5.  Character of Payments ................................101

                            ARTICLE XI
                        GENERAL PROVISIONS

 11.1.  Survival of Obligations ..............................101

 11.2.  Confidential Nature of Information ...................102

 11.3.  No Public Announcement ...............................103

 11.4.  Notices ..............................................104

 11.5.  Successors and Assigns ...............................105

 11.6.  Access to Records after Closing ......................106

 11.7.  Entire Agreement; Amendments .........................107

 11.8.  Interpretation .......................................107

 11.9.  Waivers ..............................................107

 11.10.  Expenses ............................................108

 11.11.  Partial Invalidity ..................................108

 11.12.  Execution in Counterparts ...........................109

 11.13.  Further Assurances ..................................109

 11.14.  Governing Law .......................................110



                                    -iv-


                             EXHIBITS


 Exhibit A:    Instrument of Assignment and Bill of Sale


 Exhibit B:    Instrument of Assumption


 Exhibit C:    Opinion of Counsel to Buyer


 Exhibit D:    Opinion of Counsel to Seller


 Exhibit E:    Escrow Agreement


 Exhibit F:    Transition Agreement


 Exhibit G:    License Agreement



























                                     -v-

                     ASSET PURCHASE AGREEMENT

          ASSET PURCHASE AGREEMENT, dated September 3, 1995 (the
 "Agreement"), between CLARCOR Inc., a Delaware corporation ("Buyer"), Hastings Manufacturing Company, a Michigan corporation ("Seller"), and Hastings Inc., a Canadian corporation ("Hastings Canada").

          WHEREAS, Seller and Hastings Canada are, among other things, engaged in the business (the "Business") of manufacturing, selling and distributing oil, air, diesel fuel, radiator, water, gas and transmission fluid filters and crankcase breathers and pollution control valves (the "Filter Products"); and

          WHEREAS, Seller and Hastings Canada desire to sell to Buyer, and Buyer desires to purchase from Seller and Hastings Canada, on a going concern basis, the Business and the assets and properties specified herein used by Seller and Hastings Canada in connection with the Business, all on the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is hereby agreed between Seller, Hastings Canada and Buyer as follows:

                             ARTICLE I
                            DEFINITIONS

          1.1. DEFINITIONS. In this Agreement, the following terms have the meanings specified or referred to in this SECTION 1.1 and shall be equally applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

          "ACCOUNTING FIRM" has the meaning specified in SECTION 3.3(D).

          "AFFILIATE" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

          "AFTER-TAX BASIS" shall mean, with respect to any amount which is to be paid hereunder on an "After-Tax Basis," an amount which, after subtraction of the amount of all federal, state and foreign Taxes payable by the recipient thereof as a result of the receipt or accrual of such payment, and after taking into account (i) the increase in federal, state and foreign Taxes (including estimated Taxes) payable by such recipient for all affected taxable years as a result of the event or occurrence giving rise to such payment (the "INDEMNIFIED EVENT"), and (ii) the reduction in federal, state and foreign Taxes (including estimated Taxes) payable by the recipient for all taxable years ending on or before the end of the taxable year in which such payment is made, shall be sufficient as of the date of payment to compensate the recipient for such Indemnified Event.

          "AGREED ACCOUNTING PRINCIPLES" means generally accepted accounting principles consistently applied, PROVIDED that, with respect to any matter as to which there is more than one generally accepted accounting principle, Agreed Accounting Principles means the generally accepted accounting principles applied in the preparation of the Audited 1994 Financial Statements; PROVIDED FURTHER that, notwithstanding the foregoing, Agreed Accounting Principles shall include the accounting policies and be subject to the exceptions described in SCHEDULE 1.1; and PROVIDED FURTHER that, for purposes of the Agreed Accounting Principles, no known adjustments for items or matters, regardless of the amount thereof, shall be deemed to be immaterial.

          "AGREED ADJUSTMENTS" has the meaning specified in SECTION 3.3(C).

          "AGREED RATE" means the prime rate published by The First National Bank of Chicago, as that rate may vary from time to time, or if that rate is no longer published, a comparable rate.

          "ALLOCATION SCHEDULE" has the meaning specified in SECTION
 3.5(B).

          "APPRAISAL" has the meaning specified in SECTION 3.5(A).

          "APPRAISER" has the meaning specified in SECTION 3.5(A).

          "ASSUMED LIABILITIES" has the meaning specified in SECTION 2.3.

          "AUDITED 1994 FINANCIAL STATEMENTS" has the meaning specified in
 SECTION 8.2.

          "BASE INVENTORY" has the meaning specified in SECTION 3.6.

          "BOOK VALUE" means the total net book value of the Purchased Assets as set forth on the books of the Seller and determined in accordance with Agreed Accounting Principles.

          "BULK SALES LAWS" has the meaning specified in SECTION 5.6. "BUSINESS" has the meaning specified in the first recital to this
 Agreement.

          "BUYER" has the meaning specified in the first paragraph of this Agreement.

          "BUYER ANCILLARY AGREEMENTS" means all agreements, instruments and documents being or to be executed and delivered by Buyer (or its designee) under this Agreement or in connection herewith.

          "BUYER GROUP MEMBER" means Buyer and its Affiliates and their respective successors and assigns.


                       -2-
         "CANADIAN ASSETS" has the meaning specified in SECTION 2.1(B).

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. <section><section> 9601 ET SEQ., any amendments thereto, any successor statutes, and any regulations promulgated thereunder.

          "CLAIM NOTICE" has the meaning specified in SECTION 10.3(A).

          "CLOSING" means the closing of the transfer of the Purchased Assets from Seller and Hastings Canada to Buyer.

          "CLOSING DATE" has the meaning specified in SECTION 4.1.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "CONTAMINANT" means any waste, pollutant, hazardous or toxic substance or waste, petroleum, petroleum-based substance or waste, special waste, or any constituent of any such substance or waste.

          "COPYRIGHTS" means United States and foreign copyrights related to the Business, whether registered or unregistered, and pending applications to register the same.

          "COURT ORDER" means any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

          "ENCUMBRANCE" means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, covenant or other restrictions of any kind.

          "ENVIRONMENTAL ENCUMBRANCE" means an Encumbrance in favor of any Governmental Body for (i) any liability under any Environmental Law, or
 (ii) damages arising from, or costs incurred by such Governmental Body in response to, a Release or threatened Release of a Contaminant into the environment.

          "ENVIRONMENTAL LAW" means all Requirements of Laws derived from or relating to all federal, state and local laws or regulations relating to or addressing the environment, health or safety, including but not limited to CERCLA, OSHA and RCRA and any state or Canadian law equivalent thereof.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ESCROW AGENT" means a bank or trust company, mutually acceptable to Buyer and Seller, acting as escrow agent pursuant to the Escrow Agreement.

                       -3-
          "ESCROW AGREEMENT" means the Escrow Agreement to be entered into between Buyer, Seller and the Escrow Agent substantially in the form attached hereto as EXHIBIT E.

          "ESCROW PAYMENT" means $850,000.

          "ESTIMATED PURCHASE PRICE" means the Purchase Price, as defined herein, but determined on an estimated basis by Seller in good faith and as reflected in the certificate referred to in SECTION 3.2.

          "ESTIMATED VALUATION DATE BOOK VALUE" has the meaning specified in SECTION 3.2.

          "EXCLUDED ASSETS" has the meaning specified in SECTION 2.2.

          "EXEMPT EMPLOYEE" has the meaning specified in SECTION 7.8(A).

          "EXEMPT EMPLOYEE LIST" has the meaning specified in SECTION
 7.8(A).

          "EXPENSES" means any and all reasonable expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees, and fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).

          "FACILITY TERMINATION LIABILITY" has the meaning specified in
 SECTION 7.5(B).

          "FILTER PRODUCTS" has the meaning specified in the first recital to this Agreement.

          "GOVERNMENTAL BODY" means any foreign, federal, state, local or other governmental authority or regulatory body.

          "GOVERNMENTAL PERMITS" has the meaning specified in
 SECTION 5.9(A).

          "GROSS DOLLAR AMOUNT OF INVENTORY" has the meaning specified in
 SECTION 3.6.

          "HASTINGS CANADA" has the meaning specified in the first paragraph of this Agreement.

          "HASTINGS MICHIGAN PLANT" means the office and manufacturing facility owned and operated by Seller located in Hastings, Michigan.



                       -4-
          "HASTINGS TRADE NAMES" shall mean: "Hastings Filters," "Hastings Filtration" "Casite Filters," "Casite Filtration" and "Lifeguard Filters," and any combinations of the foregoing.

          "HASTINGS TRADEMARK" has the meaning specified in SECTION
 5.15(A).

          "INDEMNIFIED PARTY" shall have the meaning specified in SECTION
 10.3.

          "INDEMNITOR" shall have the meaning specified in SECTION 10.3.

          "INSTRUMENT OF ASSIGNMENT" means the Instrument of
 Assignment and Bill of Sale in the form of EXHIBIT A.

          "INSTRUMENT OF ASSUMPTION" means the Instrument of Assumption in the form of EXHIBIT B.

          "INTELLECTUAL PROPERTY" means Copyrights, Patent Rights, Trademarks and Trade Secrets.

          "INTERIM 1995 FINANCIAL STATEMENTS" has the meaning specified in
 SECTION 8.2.

          "INVENTORY CALCULATION BASE" has the meaning specified in SECTION
 3.6.

          "INVENTORY PRICE" has the meaning specified in SECTION 3.6.

          "IRS" means the Internal Revenue Service.

          "KNOXVILLE FACILITY" means the packaging and shipping facility currently owned by Seller located in Knoxville, Tennessee.

          "LICENSE" means the Trademark License Agreement in the form of EXHIBIT G.

          "LOSSES" means any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies or other charges.

          "NET DOLLAR AMOUNT OF INVENTORY" has the meaning specified in
 SECTION 3.6.

          "OSHA" means the Occupational Safety and Health Act, 29 U.S.C.
 <section><section> 651 ET SEQ., any amendment thereto, any successor statute, and any regulations promulgated thereunder.

          "OWNED REAL PROPERTY" has the meaning specified in SECTION 5.10.

                       -5-
          "PATENT RIGHTS" means United States and foreign patents, patent applications, continuations, continuations-in-part, divisions, reissues, patent disclosures, inventions (whether or not patentable) or improvements thereto related to the Business.

          "PERMITTED ENCUMBRANCES" means (a) liens for taxes and other governmental charges and assessments which are not yet due and payable,
 (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable, (c) other liens or imperfections on property which are not material in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such lien or imperfection, and (d) those additional specific exceptions to title identified as Permitted Encumbrances on SCHEDULE 1.2.

          "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or Governmental Body.

          "PRELIMINARY ACCOUNTING REPORT" has the meaning specified in
 SECTION 3.3(A).

          "PRELIMINARY PURCHASE PRICE" has the meaning specified in SECTION 3.3(A).

          "PRELIMINARY VALUATION DATE STATEMENT OF BOOK VALUE" has the meaning specified in SECTION 3.3(A).

          "PURCHASE PRICE" has the meaning specified in SECTION 3.1.

          "PURCHASED ASSETS" has the meaning specified in SECTION 2.1.

          "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C. <section><section> 6901 ET SEQ., and any successor statute, and any regulations promulgated thereunder.

          "REFERENCE BOOK VALUE" means $12,246,000.

          "RELEASE" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any real or personal property used in the Business, including the movement of Contaminants through or in the air, soil, surface water, groundwater or real or personal property used in the Business.

          "REMEDIAL ACTION" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment, (ii) prevent the Release or threatened Release or minimize the further Release of Contaminants or (iii) investigate and determine if

                       -6-
 a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

          "REQUIREMENTS OF LAWS" means any foreign, federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body (including, without limitation, those pertaining to electrical, building, zoning, environmental and occupational safety and health requirements) or common law.

          "SELLER" has the meaning specified in the first paragraph of this Agreement.

          "SELLER AGREEMENTS" has the meaning specified in SECTION 5.20.

          "SELLER ANCILLARY AGREEMENTS" means all agreements, instruments and documents being or to be executed and delivered by Seller and/or Hastings Canada under this Agreement or in connection herewith.

          "SELLER GROUP MEMBER" means Seller and its Affiliates and their respective successors and assigns.

          "SELLER'S 1994 CONSOLIDATED FINANCIAL STATEMENTS" means the audited consolidated financial statements of Seller and its subsidiaries as at December 31, 1994 and for the year then ended filed by the Seller with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

          "SOFTWARE" means computer software programs and software systems, including, without limitation, all databases, compilations, tool sets, compilers, higher level or "proprietary" languages, related documentation and materials, whether in source code, object code or human readable form.

          "STATEMENT OF ASSETS" means the statement of assets of the Business included in the Interim 1995 Financial Statements.

          "STATEMENT OF ASSETS DATE" means the last day of the fiscal period reflected in the Interim 1995 Financial Statements.

          "STRADDLE PERIOD" shall mean any taxable year or period beginning before and ending after the Closing Date.

          "SUBSIDIARIES" has the meaning specified in SECTION 5.2.

          "TAX" (and, with correlative meaning, "TAXES" and "TAXABLE") shall mean:

          (i) any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment,

                       -7-
     payroll, withholding, alternative or add-on minimum, ad valorem, transfer, stamp, or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority; and

          (ii) any liability for the payment of amounts with respect to payments of a type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation under any Tax sharing arrangement or Tax indemnity agreement.

          "TAX RETURN" means any return, report or similar statement required to be filed with respect to any Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

          "TOTAL INVENTORY" has the meaning specified in SECTION 3.6.

          "TRADEMARKS" means United States, state and foreign trademarks, service marks, logos, trade dress and trade names, whether registered or unregistered, and pending applications to register the foregoing, used in the Business including, without limitation, the Hastings Trade Names and the Hastings Trademark but excluding the name "Hastings Manufacturing Company" and "Hastings Inc."

          "TRADE SECRETS" means confidential ideas, trade secrets, know-how, concepts, methods, processes, Filter Product designs, Filter Product research and development programs and results, formulae, reports, data, customer lists, mailing lists, business plans, or other proprietary information in each case to the extent used in or developed in the course of the operation and conduct of the Business.

          "TRANSITION AGREEMENT" means the Transition Agreement to be entered into between Buyer and Seller substantially in the form attached hereto as EXHIBIT F.

          "VALUATION DATE" means the close of business on the last business day prior to the Closing Date.

          "VALUATION DATE BOOK VALUE" means the aggregate Book Value of the Purchased Assets as of the Valuation Date.

          "VALUATION DATE STATEMENT OF BOOK VALUE" has the meaning specified in SECTION 3.3.

          "YANKTON PLANT" means the office and manufacturing facility currently owned by Seller, located in Yankton, South Dakota, and used for the manufacture of Filter Products.


                       -8-
                            ARTICLE II
                         PURCHASE AND SALE

          2.1. PURCHASED ASSETS. Upon the terms and subject to the conditions of this Agreement:

          (a) on the Closing Date, Seller shall sell, transfer, assign, convey and deliver to Buyer (and/or to one or more subsidiaries designated by Buyer), and Buyer shall purchase from Seller, on a going concern basis, free and clear of all Encumbrances (except for Permitted Encumbrances), all right, title and interest of Seller in, to and under all of the assets and properties of Seller listed or referred to in this SECTION 2.1(A) (other than the Excluded Assets) of every kind and description, wherever located, real, personal or mixed, tangible or intangible, and used by Seller in connection with the Business as the same shall exist on the Closing Date (herein together with the Canadian Assets collectively called the "PURCHASED ASSETS") including, without limitation or duplication, the following:

          (i) all of the assets reflected on the Statement of Assets, except for the Canadian Assets and those disposed of or converted into cash after the Statement of Assets Date in the ordinary course of business;

          (ii) all raw materials, supplies, work-in-process, finished goods and other materials used in the production or distribution of, or which are, Filter Products located at the Yankton Plant, the Knoxville Facility, the warehouse facilities (including, without limitation, the Valk Industries facility) leased by the Seller or the building designated as "Warehouse #3" which is a part of the Hastings Michigan plant;

          (iii) the Governmental Permits listed in SCHEDULE 5.9 which are then transferable to Buyer;

          (iv) the Owned Real Property and options to acquire real property listed in SCHEDULE 5.10 including, without limitation, the Yankton Plant and the Knoxville Facility;

          (v) the real estate leases and leasehold improvements listed or described in SCHEDULE 5.11;

          (vi) the machinery, equipment, vehicles, furniture and other personal property listed or referred to in SCHEDULE 5.13 (which Schedule shall include all machinery, equipment, vehicles, furniture and similar items located at the Yankton Plant and the Knoxville Facility (other than Excluded Assets) and such machinery, equipment, vehicles, furniture and items located at the Hastings Michigan Plant and used exclusively in the Business);


                       -9-
          (vii)  the personal property leases listed in SCHEDULE 5.14;

          (viii) the trademark "Lifeguard" and any Copyrights, Patent Rights and Trademarks (and all goodwill associated therewith), and the agreements, contracts, licenses, sublicenses, assignments and indemnities, listed in SCHEDULE 5.15, except that with respect to the Hastings Trademark, the names "Hastings Manufacturing Company" and "Hastings Inc.", the Purchased Assets shall only include the permitted use thereof as set forth in SECTION 7.2 and the rights provided in the License;

          (ix) the customer contracts, agreements or understandings listed or described in SCHEDULE 5.19 with respect to clause (iii) of SECTION 5.19 only;

          (x) all Trade Secrets and other proprietary or confidential information used in or relating to Filter Products or the Business;

          (xi) all of Seller's rights, claims or causes of action against third parties relating to the Purchased Assets arising out of transactions occurring prior to the Closing Date;

          (xii) all books and records (including all data and other information stored on discs, tapes or other media) of Seller relating to the Purchased Assets and the Business (expressly excluding corporate financial records, minute books, tax returns, personal records of persons not engaged in the Business and other books and records not pertaining exclusively to the Business, PROVIDED that Seller will provide Buyer with true and complete copies of books and records which contain information relating to the Purchased Assets and/or the Business as well as unrelated subjects); and

          (xiii) Seller's interest in and to all telephone, telex and telephone facsimile numbers and other directory listings utilized primarily in connection with the Business conducted at the Yankton, South Dakota location and the Knoxville, Tennessee location.

          (b) On the Closing Date, Hastings Canada shall sell, transfer, assign, convey and deliver to Buyer (and/or one or more subsidiaries designated by Buyer), and Buyer shall purchase from Hastings Canada, on a going concern basis, free and clear of all Encumbrances (except for Permitted Encumbrances), all right, title and interest of Hastings Canada

                                     -11-
 in, to and under all of the assets and properties of Hastings Canada listed or referred to in this SECTION 2.1(B) (other than Excluded Assets) of every kind and description, wherever located, real, personal or mixed, tangible or intangible, and used by Hastings Canada in connection with the Business as the same shall exist on the Closing Date (herein collectively


                      -10-
 called the "CANADIAN ASSETS"), including, without limitation and without duplication, the following:

          (i) all of the Canadian Assets reflected on the Statement of Assets, except those disposed of or converted into cash after the Statement of Assets Date in the ordinary course of business;

          (ii) all raw materials, supplies, work-in-process, finished goods and other materials used exclusively in the production or distribution of, or which are, Filter Products;

          (iii) the Canadian Government Permits listed in SCHEDULE 5.9 which are then transferable to Buyer;

          (iv) the machinery, equipment, vehicles, furniture and other personal property owned by Hastings Canada and listed or referred to in SCHEDULE 2.1(B); and

          (v) all of Seller's rights, claims or causes of action against third parties relating to the Canadian Assets arising out of transactions occurring prior to the Closing Date.

          2.2.  EXCLUDED ASSETS.  Notwithstanding the provisions of
 SECTION 2.1, the Purchased Assets shall not include the following (herein referred to as the "EXCLUDED ASSETS"):

          (a)  all cash, bank deposits and cash equivalents;

          (b) all notes and accounts receivable generated by the Business prior to the Closing Date that have not been included on the Valuation Date Statement of Book Value;

          (c) the assets and property listed or described on SCHEDULE 2.2(C) and physically located at the Hastings Michigan Plant and the Knoxville Facility;

          (d) all raw materials, work-in-process and finished goods located at the Hastings Michigan Plant and used in the production or distribution of, or which are, Filter Products (except as specifically provided in SECTION 2.1(A)(II) with respect to finished goods inventory located in Warehouse #3); and all supplies and other materials used primarily in the production of, or distribution of, Filter Products and located at the Hastings Michigan Plant;

          (e) notes and accounts receivable arising from the sale by Seller or Hastings Canada of filters made by a competitor of the Seller other than under the Hastings name provided that such notes and accounts receivable have not been included on the Valuation Date Statement of Book Value;

                      -11-
          (f) the names "Hastings Manufacturing Company," "Hastings Inc." and the Trademarks, other than the permitted uses thereof as set forth in SECTION 7.2 and the License;

          (g) the real property and related improvements thereon, including buildings but not machinery, equipment or other property included in the Purchased Assets, used in the Business located at (i) Hastings, Michigan and (ii) Barrie, Ontario, Canada;

          (h)  all contracts of insurance;

          (i) all of Seller's or Hastings Canada's employee benefit agreements, plans or arrangements listed in SCHEDULE 5.17(A);

          (j) all contracts listed in SCHEDULE 5.19 except those customer contracts listed therein with respect to clause (iii) of SECTION 5.19;

          (k)  all shares of capital stock of the Subsidiaries; and

          (l) all refunds of any Tax for which Seller is liable pursuant to SECTION 7.3.

          2.3. ASSUMED LIABILITIES. On the Closing Date, Buyer shall deliver to Seller the Instrument of Assumption pursuant to which Buyer shall assume and agree to discharge the following obligations and liabilities of Seller in accordance with their respective terms and subject to the respective conditions thereof:

          (a) all liabilities and obligations of Seller to be performed after the Closing Date under the leases, contracts and other agreements identified in SCHEDULES 5.11, 5.14, 5.15 and 5.19 (but only with respect to clause (iii) of SECTION 5.19);

          (b) all payment obligations with respect to purchase orders for Inventory for delivery to the Yankton Plant, the Knoxville Facility, or to warehouse facilities (including, without limitation, the Valk Industries facility) leased by the Seller which has not been delivered to Seller at such locations on or before the Closing Date; PROVIDED that such Inventory has not been included in the Valuation Date Statement of Book Value;

          (c) certain obligations and liabilities of Seller with respect to (i) product liability or claims for injury to persons or property and (ii) parts and service for, or repair and replacement of, Filter Products manufactured, distributed or sold by Seller on or prior to the Closing Date, as provided in SECTION 7.6 herein; and

          (d) all liabilities in respect of Taxes for which Buyer is liable pursuant to SECTION 7.3.

                      -12-
 All of the foregoing liabilities and obligations to be assumed by Buyer hereunder (excluding any Excluded Liabilities) are referred to herein as the "ASSUMED LIABILITIES."

          2.4. EXCLUDED LIABILITIES. Buyer shall not assume or be obligated to pay, perform or otherwise discharge any liability or obligation of Seller or Hastings Canada, direct or indirect, known or unknown, absolute or contingent, not expressly assumed by Buyer pursuant to the Instrument of Assumption (all such liabilities and obligations not being assumed being herein called the "EXCLUDED LIABILITIES") and, notwithstanding anything to the contrary in SECTION 2.3, none of the following shall be Assumed Liabilities for purposes of this Agreement:

          (a) any liabilities in respect of Taxes for which Seller is liable pursuant to SECTION 7.3 or mortgages that presently encumber the Owned Real Property;

          (b) any intercompany payables and other liabilities or obligations of Seller or any of its Affiliates;

          (c) any costs and expenses incurred by Seller or Hastings Canada incident to its negotiation and preparation of this Agreement and its performance and compliance with the agreements and conditions contained herein;

          (d)  any liabilities or obligations in respect of any Excluded
     Assets;

          (e) any liabilities in respect of the claims or proceedings described in SCHEDULE 5.21;

          (f) any liabilities and obligations related to, associated with or arising out of (i) the occupancy, operation, use or control of any of (A) the Purchased Assets on or prior to the Closing Date or (B) any property or assets of Seller or Hastings Canada after the Closing Date or (ii) the operation of the Business on or prior to the Closing Date, in each case incurred or imposed by any Environmental Law including, without limitation, all matters included in the report of IT Corporation dated July 31, 1985 relative to the Knoxville facility and any other Release of any Contaminant on, at or from (1) the Owned Real Property, including, without limitation, all facilities, improvements, structures and equipment thereon, surface water thereon or adjacent thereto and soil or groundwater thereunder, or any conditions whatsoever on, under or in the vicinity of such real property or (2) any real property or facility owned by a third Person to which Contaminants generated by the Business were sent prior to the Closing Date;

          (g) except as provided in SECTION 2.3 with respect to Filter Products, any product liability or claims for injury to person or

                      -13-
     property, regardless of when made or asserted, relating to products manufactured, distributed or sold by Seller or Hastings Canada or services performed by Seller or Hastings Canada on or prior to the Closing Date;

          (h) any recalls on or after the Closing Date mandated by any Governmental Body of products manufactured, distributed or sold by Seller or Hastings Canada on or prior to the Closing Date;

          (i) except as provided in SECTION 2.3 with respect to Filter Products, any obligations to provide parts and service for, or to repair or replace, any products manufactured, distributed or sold by Seller or Hastings Canada on or prior to the Closing Date; or

          (j) any liability or obligation of Seller or Hastings Canada to any of Seller's or Hastings Canada's employees, agents or representatives, or to any collective bargaining organization to which any of them may belong, in respect of salary, wages, state or federal taxes, health care or pension benefits (or contributions therefor), unemployment benefits or any other employee benefit or liability whether or not such liabilities or obligations arise in connection with the consummation of the transactions called for by this Agreement.

                            ARTICLE III
                          PURCHASE PRICE

          3.1. PURCHASE PRICE. The purchase price for the Purchased Assets (the "PURCHASE PRICE") shall be determined in accordance with
 SECTION 3.3 and shall be equal to $13,000,000, subject to adjustment in accordance with SECTIONS 3.3 and 3.4.

          3.2. DETERMINATION OF ESTIMATED PURCHASE PRICE. Prior to the date hereof, Seller has delivered to Buyer a certificate executed on behalf of Seller by either of Seller's co-chief executive officers, dated the date of its delivery, stating that there has been conducted under the supervision of such officer a review of all relevant information and data then available and setting forth in reasonable detail Seller's best estimate of the Valuation Date Book Value (the "ESTIMATED VALUATION DATE BOOK VALUE"), which such officer anticipates will be reflected on the Valuation Date Statement of Book Value prepared in accordance with the Agreed Accounting Principles and SECTION 3.6 hereof, and the Estimated Purchase Price. The Estimated Purchase Price shall be equal to $13,000,000 (a) plus the amount, if any, by which the Estimated Valuation Date Book Value exceeds the Reference Book Value or (b) minus the amount, if any, by which the Reference Book Value exceeds the Estimated Valuation Date Book Value. Such Estimated Purchase Price shall be subject to approval by Buyer, which approval shall not be unreasonably withheld.



                      -14-
          3.3. DETERMINATION OF PURCHASE PRICE. (a) As promptly as practicable following the Closing Date (but not later than 90 days after the Closing Date), Seller shall:

          (i) prepare, in accordance with the Agreed Accounting Principles and SECTION 3.6 hereof, a statement in reasonable detail of the Valuation Date Book Value (the "PRELIMINARY VALUATION DATE STATEMENT OF BOOK VALUE"),

          (ii) calculate the Purchase Price, which shall be equal to $13,000,000 (A) plus the amount, if any, by which the Valuation Date Book Value set forth on the Preliminary Valuation Date Statement of Book Value exceeds the Reference Book Value or (B) minus the amount, if any, by which the Reference Book Value exceeds the Valuation Date Book Value set forth on the Preliminary Valuation Date Statement of Book Value (such Purchase Price as determined by Seller being referred to as the "PRELIMINARY PURCHASE PRICE") and

          (iii) deliver to Buyer the Preliminary Valuation Date Statement of Book Value and a certificate setting forth the Preliminary Purchase Price (the "PRELIMINARY ACCOUNTING REPORT").

          (b) Promptly following receipt of the Preliminary Accounting Report, Buyer may review the same and, within 30 days after the date of such receipt, may deliver to Seller a certificate (signed by Buyer's chief executive officer) setting forth its objections to the Preliminary Valuation Date Statement of Book Value and the Preliminary Purchase Price as set forth in the Preliminary Accounting Report, together with a summary of the reasons therefor and calculations which, in its view, are necessary to eliminate such objections. In the event Buyer does not so object within such 30-day period, the Preliminary Valuation Date Statement of Book Value and the Preliminary Purchase Price set forth in the Preliminary Accounting Report shall be final and binding as the "VALUATION DATE STATEMENT OF BOOK VALUE" and the Purchase Price, respectively, for purposes of this Agreement but shall not limit the representations, warranties, covenants and agreements of the parties set forth elsewhere in this Agreement.

          (c) In the event Buyer so objects within such 30-day period, Buyer and Seller shall use their reasonable efforts in good faith to resolve by written agreement (the "AGREED ADJUSTMENTS") any differences as to the Preliminary Valuation Date Statement of Book Value and the Preliminary Purchase Price and, in the event Seller and Buyer so resolve any such differences, the Preliminary Valuation Date Statement of Book Value and the Preliminary Purchase Price set forth in the Preliminary Accounting Report as adjusted by the Agreed Adjustments shall be final and binding as the Valuation Date Statement of Book Value and the Purchase Price, respectively, for purposes of this Agreement but shall not limit the representations, warranties, covenants and agreements of the parties set forth elsewhere in this Agreement.

                      -15-
          (d) In the event any objections raised by Buyer are not resolved by Agreed Adjustments within the 30-day period next following such 30-day period, then Buyer and Seller shall submit the objections that are then unresolved to a national accounting firm acceptable to both Seller and Buyer and such firm (the "ACCOUNTING FIRM") shall be directed by Buyer and Seller to resolve the unresolved objections (based solely on the presentations by Buyer and by Seller as to whether any disputed matter had been determined in a manner consistent with the Agreed Accounting Principles and SECTION 3.6 hereof) as promptly as reasonably practicable and to deliver written notice to each of Buyer and Seller setting forth its resolution of the disputed matters. The Preliminary Valuation Date Statement of Book Value and the Preliminary Purchase Price, after giving effect to any Agreed Adjustments and to the resolution of disputed matters by the Accounting Firm, shall be final and binding as the Valuation Date Statement of Book Value and the Purchase Price, respectively, for purposes of this Agreement but shall not limit the representations, warranties, covenants and agreements of the parties set forth elsewhere in this Agreement.

          (e) The parties hereto shall make available to Buyer, Seller and, if applicable, the Accounting Firm, such books, records and other information (including work papers) as any of the foregoing may reasonably request to prepare or review the Preliminary Accounting Report or any matters submitted to the Accounting Firm. The fees and expenses of the Accounting Firm hereunder shall be paid 50% by Buyer and 50% by Seller.

          3.4. ADJUSTMENT. Promptly (but not later than 5 business days) after the determination of the Purchase Price pursuant to SECTION 3.3 that is final and binding as set forth herein:

          (i) if the Purchase Price exceeds the Estimated Purchase Price, Buyer shall pay to Seller, by wire transfer of immediately available funds to such bank account of Seller as Seller shall designate in writing to Buyer, an amount equal to the excess of the Purchase Price over the Estimated Purchase Price, plus interest on such excess from the Closing Date to the date of payment thereof at the Agreed Rate; or

          (ii) if the Estimated Purchase Price exceeds the Purchase Price, Seller shall pay to Buyer, by wire transfer of immediately available funds to such bank account of Buyer as Buyer shall designate in writing to Seller, an amount equal to the excess of the Estimated Purchase Price over the Purchase Price, plus interest on such excess from the Closing Date to the date of payment thereof at the Agreed Rate.

          3.5.  ALLOCATION OF PURCHASE PRICE.

          (a) Buyer shall cause an independent appraiser selected by Buyer and reasonably acceptable to Seller (the "APPRAISER") to conduct and

                      -16-
 deliver to Buyer and Seller, within 90 days following the Closing Date, an appraisal (the "APPRAISAL") of the fair market value as of the Closing Date of the Purchased Assets and the covenants of Seller in SECTION 7.1. The costs of the Appraisal shall be paid by Buyer.

          (b) Within 30 days following receipt of the Appraisal, Buyer shall deliver to Seller a schedule (the "ALLOCATION SCHEDULE") allocating the Purchase Price among the Purchased Assets and the covenants of Seller in SECTION 7.1. The Allocation Schedule shall be prepared in accordance with Section 1060 of the Code and the regulations thereunder, in accordance with the Appraisal and shall be subject to the approval of the Seller, which approval shall not be unreasonably withheld. Seller agrees that, promptly after receiving the Allocation Schedule, it shall sign the Allocation Schedule and return an executed copy thereof to Buyer. Buyer and Seller each agrees to file Internal Revenue Service Form 8594, and all federal, state, local and foreign Tax Returns, in accordance with the Allocation Schedule. Buyer and Seller each agrees to provide the other promptly with any other information required to complete Form 8594.

          3.6. VALUATION OF INVENTORY AND RESERVE FOR FILTER PRODUCT WARRANTY LIABILITY. For the purposes of the preparation of the Estimated Valuation Date Book Value, the Preliminary Valuation Date Statement of Book Value and the Valuation Date Statement of Book Value:

          (a) the aggregate dollar amount to be included therein with respect to the inventories included in the Purchased Assets shall be determined as follows:

          (i) the total quantity of inventory on the Closing Date included in the Purchased Assets in accordance with SECTION 2.1(A)(II) has been determined by a physical count taken by representatives of Seller and Buyer in accordance with generally accepted auditing standards as of the date hereof. The Seller shall report to the Buyer in writing as of the Closing Date the quantity of each item of inventory determined from such count. The total quantity of inventory so reported is hereafter called the "BASE INVENTORY." The Base Inventory for all items of inventory multiplied by the lower of cost or market (the "INVENTORY PRICE") for each item is hereinafter called the "TOTAL INVENTORY."

          (ii) as of the Closing Date, Seller shall advise Buyer in writing of the quantity of each separate item of inventory included in Base Inventory used or sold by Seller in the 12 month period preceding the date hereof (the "INVENTORY CALCULATION BASE");

          (iii) (A) the Inventory Calculation Base for each item of finished goods inventory shall be multiplied by three and the resulting product (which shall not exceed the Base Inventory amount of such item) shall be multiplied by the Inventory Price of such item of inventory; and (B) the Inventory Calculation Base for each item of raw

                      -17-
     material and work-in-progress shall be multiplied by the Inventory Price of such items. The sum of the amounts calculated pursuant to
     (A) and (B) above shall be the "GROSS DOLLAR AMOUNT OF INVENTORY". For purposes of calculating the Gross Dollar Amount of Inventory, any part number added to Seller's master file within the two years prior to the date hereof shall be included in the Gross Dollar Amount of Inventory at its fully recorded amount (i.e., Base Inventory times Inventory Price);

          (iv)  The Net Dollar Amount of Inventory shall be the lower of
     (A) the Gross Dollar Amount of Inventory or (B) Total Inventory less $300,000. To the extent, if any, that (A) exceeds (B), such excess, referred to as the "Obsolescence Reserve Credit," will be ignored in this calculation, but shall be taken into account in the calculation made pursuant to Section 2.03(b)(iv) of the Transition Agreement. The Net Dollar Amount of Inventory shall be included in the Estimated Valuation Date Book Value, the Preliminary Valuation Date Statement of Book Value and the Valuation Date Statement of Book Value in respect of the inventory included in the Purchased Assets; and

          (v) Nothing in this SECTION 3.6 shall result in the exclusion of all or any portion of the Base Inventory from the Purchased Assets; and

          (b) there shall be established and set forth a reserve for product and warranty liabilities in respect of Filter Products in the amount of $160,000.

                            ARTICLE IV
                              CLOSING

          4.1. CLOSING DATE. The Closing shall be consummated at 9:00 A.M., local time, on the date hereof, or on such later date as may be agreed upon by Buyer and Seller, at the offices of Warner Norcross & Judd LLP, Grand Rapids, Michigan, or at such other place as shall be agreed upon by Buyer and Seller. The time and date on which the Closing is actually held are sometimes referred to herein as the "CLOSING DATE."

          4.2. PAYMENT ON THE CLOSING DATE; ESCROW. Subject to the satisfaction by Buyer and Seller of their respective obligations set forth in this Article IV, at Closing (i) Buyer shall pay to Seller an amount equal to the Estimated Purchase Price by wire transfer of immediately available funds to the Seller's account specified in SCHEDULE 4.2 and (ii) Seller shall deposit with the Escrow Agent an amount equal to the Escrow Payment by wire transfer of immediately available funds to the Escrow Agent's account specified in the Escrow Agreement. Pursuant to the terms of the Escrow Agreement, the Escrow Agent shall hold and disburse the Escrow Payment, including all interest earned thereon, for a period of three years from the Closing Date to secure the indemnification obligations of the Seller set forth in SECTION 10.1 hereof.

                      -18-
          4.3. BUYER'S ADDITIONAL DELIVERIES. At Closing Buyer shall deliver to Seller all of the following:

          (a) Copies of the Certificate of Incorporation of Buyer certified as of a recent date by the Secretary of State of the State of Delaware;

          (b) Certificate of good standing of Buyer issued as of a recent date by the Secretary of State of the State of Delaware;

          (c) Certificate of the secretary or an assistant secretary of Buyer, dated the Closing Date, in form and substance reasonably satisfactory to Seller, as to (i) no amendments to the Certificate of Incorporation of Buyer since a specified date; (ii) the bylaws of Buyer; (iii) the resolutions of the Board of Directors of Buyer authorizing the execution and performance of this Agreement and the transactions contemplated hereby; and (iv) incumbency and signatures of the officers of Buyer executing this Agreement and any Buyer Ancillary Agreement;

          (d) Opinion of counsel to Buyer substantially in the form contained in EXHIBIT C;

          (e)  The Instrument of Assumption duly executed by Buyer;

          (f)  The certificate contemplated by SECTION 9.1;

          (g)  The Escrow Agreement duly executed by Buyer;

          (h)  The Transition Agreement duly executed by Buyer; and

          (i)  The License Agreement duly executed by Buyer.

          4.4. SELLER'S ADDITIONAL DELIVERIES. At Closing Seller and Hastings Canada shall deliver to Buyer all of the following:

          (a) Copies of the Articles of Incorporation of Seller certified as of a recent date by the Department of Commerce of the State of Michigan and the Articles of Incorporation of Hastings Canada certified as of a recent date by the [NAME OF CANADIAN AGENCY];

          (b) Certificate of good standing of Seller issued as of a recent date by the Department of Commerce of the State of Michigan and certificate of good standing of Hastings Canada certified as of a recent date by the [NAME OF CANADIAN AGENCY];

          (c) A separate certificate of the secretary or an assistant secretary of each of Seller and Hastings Canada, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, as to, respectively, (i) no amendments to the Articles of Incorporation of

                      -19-
     Seller or the Articles of Incorporation of Hastings Canada since a specified date; (ii) the bylaws of Seller or Hastings Canada; (iii) the resolutions of the Board of Directors of Seller and Hastings Canada authorizing the execution and performance of this Agreement and the transactions contemplated hereby; and (iv) incumbency and signatures of the officers of Seller and Hastings Canada executing this Agreement and any Seller Ancillary Agreement;

          (d) Opinion of counsel to Seller and Hastings Canada substantially in the form contained in EXHIBIT D;

          (e) The Instrument of Assignment duly executed by each of Seller and Hastings Canada;

          (f)  The certificate contemplated by SECTION 8.1;

          (g)  The Escrow Agreement duly executed by Seller;

          (h)  The Transition Agreement duly executed by Seller; and

          (i)  The License Agreement duly executed by Seller;

          (j) A general warranty deed, subject only to the Permitted Encumbrances, with respect to each of the parcels of Owned Real Property (including, without limitation, the Yankton Plant and the Knoxville Facility), duly executed by Seller, in recordable form, and in form and substance reasonably satisfactory to Buyer;

          (k) An assignment, in recordable form, with respect to each of the leases of real estate described in SCHEDULE 5.11, duly executed by Seller and in form and substance reasonably satisfactory to Buyer;

          (l) The financial statements and title insurance policies referenced in SECTIONS 8.2 and 8.3;

          (m) Certificates of title or origin (or like documents) with respect to any vehicles or other equipment included in the Purchased Assets for which a certificate of title or origin is required in order to transfer title;

          (n) All consents, waivers or approvals obtained by Seller and Hastings Canada with respect to the Purchased Assets or the consummation of the transactions contemplated by this Agreement including, without limitation, releases of all Encumbrances (other than Permitted Encumbrances) relating to the Purchased Assets in form and substance reasonably satisfactory to Buyer; and

          (o) Such other bills of sale, assignments and other instruments of transfer or conveyance as Buyer may reasonably request or as may be otherwise necessary to evidence and effect the sale, assignment,

                      -20-
     transfer, conveyance and delivery of the Purchased Assets to Buyer free and clear of all Encumbrances (other than Permitted
     Encumbrances).

 In addition to the above deliveries, Seller and Hastings Canada shall take all steps and actions as Buyer may reasonably request or as may otherwise be necessary to put Buyer in actual possession or control of the Purchased Assets.

                             ARTICLE V
             REPRESENTATIONS AND WARRANTIES OF SELLER

          As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Seller represents and warrants to Buyer and agrees as follows:

          5.1. ORGANIZATION. Each of Seller and Hastings Canada is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated. In addition, each of Seller and Hastings Canada are duly qualified to transact business as a foreign corporation and are in good standing in each of the jurisdictions listed in SCHEDULE 5.1, which jurisdictions are the only ones in which the ownership or leasing of the Purchased Assets or the conduct of the Business requires such qualification. No other jurisdiction has demanded, requested or otherwise indicated that Seller or Hastings Canada is required so to qualify on account of the ownership or leasing of the Purchased Assets or the conduct of the Business. Seller and Hastings Canada each has full power and authority to own or lease and to operate and use the Purchased Assets owned by it and to carry on the Business as now conducted by it. True and complete copies of the Articles of Incorporation and all amendments thereto and of the bylaws, as amended to date, of Seller and Hastings Canada have been delivered to Buyer.

          5.2.  SUBSIDIARIES AND INVESTMENTS.  Except as set forth in
 SCHEDULE 5.2, neither Seller nor Hastings Canada, directly or indirectly,
 (i) owns, of record or beneficially, any outstanding voting securities or other equity interests in any corporation, partnership, joint venture or other entity which is involved in or relates to the Business or
 (ii) controls any corporation, partnership, joint venture or other entity which is involved in or relates to the Business.

          5.3. AUTHORITY. (a) Each of Seller and Hastings Canada has full power and authority to execute, deliver and perform this Agreement and all of the Seller Ancillary Agreements to which they are a party. The execution, delivery and performance of this Agreement and the Seller Ancillary Agreements by Seller and Hastings Canada have been duly authorized and approved by their respective boards of directors and do not require any further authorization or consent of their respective shareholders. This Agreement has been duly authorized, executed and delivered by Seller and Hastings Canada and is the legal, valid and

                      -21-
 binding obligation of Seller and Hastings Canada enforceable in accordance with its terms, and each of the Seller Ancillary Agreements has been duly authorized by Seller and upon execution and delivery by Seller or Hastings Canada will be a legal, valid and binding obligation of Seller or Hastings Canada, as the case may be, enforceable in accordance with its terms, except, in each case, as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and by general principles of equity.

          (b) Except as set forth in SCHEDULE 5.3, neither the execution and delivery of this Agreement or any of the Seller Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

          (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the Purchased Assets, under (A) the Articles of Incorporation or bylaws of Seller or Hastings Canada, (B) any Seller Agreement, (C) any other material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Seller or Hastings Canada is a party or any of the Purchased Assets is subject or by which Seller or Hastings Canada is bound, (D) any Court Order to which Seller or Hastings Canada is a party or any of the Purchased Assets is subject or by which Seller or Hastings Canada is bound or (E) any Requirements of Laws affecting Seller, Hastings Canada or the Purchased Assets; or

          (ii) require the approval, consent, authorization or act of, or the making by Seller or Hastings Canada of any declaration, filing or registration with, any Person.

          5.4. FINANCIAL STATEMENTS. The Seller's 1994 Consolidated Financial Statements have been prepared in conformity with generally accepted accounting principles consistently applied and present fairly the financial position and results of operations of Seller and its subsidiaries as of the date thereof and for the period covered thereby. Upon preparation and delivery thereof pursuant to SECTION 8.2, the Audited 1994 Financial Statements and the Interim 1995 Financial Statements shall have been prepared in conformity with generally accepted accounting principles consistently applied and present fairly the financial position and results of operations of the Business as of the respective dates thereof and for the respective periods covered thereby.

          5.5. OPERATIONS SINCE DECEMBER 31, 1994. (a) Except as set forth in SCHEDULE 5.5(A), since December 31, 1994, there has been:



                      -22-
          (i) no material adverse change in the Purchased Assets, the Business or the operations, liabilities, profits, prospects or condition (financial or otherwise) of the Business, and no fact or condition exists or is contemplated or threatened which might reasonably be expected to cause such a change in the future;

          (ii) no damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking materially and adversely affecting the Knoxville Facility, the Yankton Plant or the Hastings Michigan Plant; and

          (iii) no material change in the prices of Filter Products or the terms of payment thereof sold to any customer of the Business the purchases of which provided 1% or more of the total 1994 revenues of the Business.

          (b) Except as set forth in SCHEDULE 5.5(B), since December 31, 1994, Seller and Hastings Canada have conducted the Business only in the ordinary course and in conformity with past practice. Without limiting the generality of the foregoing, since such date, except as set forth in such Schedule, neither Seller nor Hastings Canada has, in respect of the
 Business:

          (i) sold, leased (as lessor), transferred or otherwise disposed of (including any transfers from Seller or Hastings Canada to any of its Affiliates), or mortgaged or pledged, or imposed or suffered to be imposed any Encumbrance (other than Permitted Encumbrances) on, any of the assets used in the Business or any assets acquired for use in the Business after December 31, 1994, except for inventory and minor amounts of personal property sold or otherwise disposed of for fair value in the ordinary course of the Business consistent with past practice and except for Permitted Encumbrances;

          (ii) delayed or accelerated payment of any account payable or other liability of the Business beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of the Business consistent with past practice;

          (iii) allowed the levels of raw materials, supplies, work-in-process, finished goods or other materials included in the inventory of the Business to vary in any material respect from the levels customarily maintained in the Business;

          (iv) made, or agreed to make, any distribution of Purchased Assets to any of its Affiliates;

          (v) made any material changes in the programs or policies relating to the promotion or delivery of Filter Products or in the warranties made by Seller or Hastings Canada with respect thereto;


                      -23-
          (vi) instituted any increase in the number of employees engaged in the Business or in any compensation payable to any employee of Seller or Hastings Canada engaged in the Business or in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other benefits made available to employees of Seller or Hastings Canada engaged in the Business; or

          (vii) made any change in the accounting principles and practices used by Seller from those applied in the preparation of (A) the Seller's 1994 Consolidated Financial Statements and (B) upon the preparation and delivery thereof, the Audited 1994 Financial
     Statements or the Interim 1995 Financial Statements.

          5.6. NO UNDISCLOSED LIABILITIES. Except for the Assumed Liabilities or such liabilities as may result from the application of the laws of various states (including, without limitation, Michigan, South Dakota and Tennessee) applicable to Seller and relating to the bulk sale of inventory and equipment (the "Bulk Sales Laws"), neither Seller nor Hastings Canada is subject to any liability (including, without limitation, unasserted claims, whether known or unknown), whether absolute, contingent, accrued or otherwise, which will become a liability of Buyer as the result of the consummation of the transactions provided for herein.

          5.7. TAXES. Except as set forth in SCHEDULE 5.7, (i) Seller has filed all Tax Returns which are required to be filed and has paid all Taxes which have become due pursuant to such Tax Returns or pursuant to any assessment which has become payable; (ii) all such Tax Returns are complete and accurate and disclose all Taxes required to be paid; (iii) all such Tax Returns have been examined by the relevant taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (iv) there is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened with respect to Taxes, and, to the best of Seller's knowledge, no basis exists therefor; (v) Seller has not waived or been requested to waive any statute of limitations in respect of Taxes; (vi) all monies required to be withheld by Seller from employees for income Taxes and social security and other payroll Taxes have been collected or withheld, and either paid to the respective taxing authorities, set aside in accounts for such purpose, or accrued, reserved against and entered upon the books of the Business; (vii) no transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code and no stock transfer taxes, or other similar taxes will be imposed on the transfer of the Purchased Assets pursuant to this Agreement; (viii) none of the Purchased Assets is properly treated as owned by Persons other than Seller or Hastings Canada for income Tax purposes pursuant to Section 168(f)(8) of the Code (as in effect prior to its amendment by the Tax Reform Act of 1986) or otherwise; (ix) none of the Purchased Assets is "tax-exempt use property" within the meaning of the Code or subject to a

                      -24-
 so-called "TRAC lease" under Section 7701(h) of the Code (or any predecessor provision); and (x) Seller is properly treated as the owner for all federal, state, local and other income Tax purposes of all Purchased Assets of which it is the lessor.

          5.8. AVAILABILITY OF ASSETS. Except as set forth in SCHEDULE 5.8, the Purchased Assets constitute all the assets used in the Business and, collectively, are in a condition suitable for the production of Filter Products in the ordinary course of the Business and in such quantities and of such quality customarily utilized by the Seller or Hastings Canada in the operation of the Business.

          5.9. GOVERNMENTAL PERMITS. (a) Seller and Hastings Canada own, hold or possess all licenses, franchises, permits, privileges, immunities, approvals and other authorizations from a Governmental Body which are necessary to entitle it to own or lease, operate and use the Purchased Assets and to carry on and conduct the Business substantially as currently conducted (herein collectively called "GOVERNMENTAL PERMITS"), except for such Governmental Permits as to which the failure to so own, hold or possess would not have a material adverse effect on the Purchased Assets, the Business or the operations, liabilities, profits, prospects or condition (financial or otherwise) thereof. SCHEDULE 5.9 sets forth a list and brief description of each Governmental Permit, except for such incidental licenses, permits and other authorizations which would be readily obtainable by any qualified applicant without undue burden in the event of any lapse, termination, cancellation or forfeiture thereof. Complete and correct copies of all of the Governmental Permits have heretofore been delivered to Buyer by Seller.

          (b) Except as set forth in SCHEDULE 5.9, (i) Each of Seller and Hastings Canada have fulfilled and performed its obligations under its Governmental Permits, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default under any such Governmental Permit or which permits or, after notice or lapse of time or both, would permit revocation or termination of any such Governmental Permit, or which might adversely affect the rights of Seller or Hastings Canada under any such Governmental Permit; (ii) no notice of cancellation, of default or of any dispute concerning any Governmental Permit, or of any event, condition or state of facts described in the preceding clause, has been received by, or is known to, Seller or Hastings Canada; and (iii) each of the Governmental Permits is valid, subsisting and in full force and effect and may be assigned and transferred to Buyer in accordance with this Agreement and will continue in full force and effect thereafter, in each case without
 (x) the occurrence of any breach, default or forfeiture of rights thereunder, or (y) the consent, approval, or act of, or the making of any filing with, any Governmental Body.

          5.10. REAL PROPERTY. SCHEDULE 5.10 contains a brief description of (i) each parcel of real property located in or around Yankton, South

                      -25-
 Dakota, (including the Yankton Plant), and Knoxville, Tennessee (including the Knoxville Facility), owned by Seller and used in or relating to the Business (the "OWNED REAL PROPERTY") (showing the record title holder, legal description, permanent index number, location, improvements, the uses being made thereof and any indebtedness secured by a mortgage or other Encumbrance thereon) and (ii) each option held by Seller to acquire any real property located in or around either of such locations for use in the Business. Complete and correct copies of any title opinions, surveys and appraisals in Seller's possession or any policies of title insurance currently in force and in the possession of Seller with respect to each such parcel have heretofore been delivered by Seller to Buyer.

          5.11. REAL PROPERTY LEASES. SCHEDULE 5.11 sets forth a list and brief description of each lease or similar agreement (showing the parties thereto, annual rental, expiration date, renewal and purchase options, if any, the improvements thereon, the uses being made thereof, and the location and the legal description of the real property covered by such lease or other agreement) under which (i) Seller is lessee of, or holds or operates, any real property located in or around Yankton, South Dakota or Knoxville, Tennessee, owned by any third Person and used in or relating to the Business or (ii) Seller is lessor of any of the Owned Real Property. Except as set forth in such Schedule, Seller has the right to quiet enjoyment of all the real property described in such Schedule for the full term of each such lease or similar agreement (and any renewal option related thereto) relating thereto, and the leasehold or other interest of Seller in such real property under any written leases, if any, is not subject or subordinate to any Encumbrance except for Permitted Encumbrances. Complete and correct copies of any title opinions, surveys and appraisals in Seller's possession or any policies of title insurance currently in force and in the possession of Seller with respect to each such parcel of leased property have heretofore been delivered by Seller to Buyer.

          5.12. CONDEMNATION. Neither the whole nor any part of the Purchased Assets is subject to any pending suit for condemnation or other taking by any public authority, and, to the best knowledge of Seller, no such condemnation or other taking is threatened or contemplated.

          5.13. PERSONAL PROPERTY. SCHEDULE 5.13 contains a detailed list of all machinery, equipment, vehicles, furniture and other personal property owned by Seller or Hastings Canada (other than Excluded Assets) having an original cost of $5,000 or more and located (a) in the Yankton Plant, the Knoxville Facility or at Barrie, Ontario, Canada or (b) in the Hastings Michigan Plant and which are included in the Purchased Assets.

          5.14. PERSONAL PROPERTY LEASES. SCHEDULE 5.14 contains a brief description of each lease or other agreement or right, whether written or oral (including in each case the annual rental, the expiration date thereof and a brief description of the property covered), under which Seller or Hastings Canada is lessee of, or holds or operates, any

                      -26-
 machinery, equipment, vehicle or other tangible personal property owned by a third Person and located (a) in the Yankton Plant or the Knoxville Facility or at Barrie, Ontario, Canada or (b) located in the Hastings Michigan Plant and which is included in the Purchased Assets, except for any such lease, agreement or right that is terminable by Seller or Hastings Canada without penalty or payment on notice of 30 days or less, or which involves the payment by Seller or Hastings Canada of rentals of less than $1,000 per year.

          5.15. INTELLECTUAL PROPERTY; SOFTWARE. (a) SCHEDULE 5.15 contains a list and description (showing in each case any product, device, process, service, business or publication covered thereby, the registered or other owner, expiration date and number, if any) of all Copyrights, Patent Rights and Trademarks (including all assumed or fictitious names under which Seller or Hastings Canada is conducting the Business or has within the previous five years conducted the Business) owned by, licensed to or used by Seller or Hastings Canada in connection with the conduct of the Business, including the Hastings Trade Names and the Trademark "Hastings", which Trademark consists of the spelling of such word pierced by an arrow running from left to right and is further depicted on SCHEDULE
 5.15 (the "HASTINGS TRADEMARK").

          (b) SCHEDULE 5.15 contains a list and description (showing in each case any owner, licensor or licensee) of all Software owned by, licensed to or used by Seller or Hastings Canada exclusively in the conduct of the Business, PROVIDED that SCHEDULE 5.15 does not list Software licensed to Seller or Hastings Canada that is available in consumer retail stores and subject to "shrink-wrap" license agreements.

          (c) SCHEDULE 5.15 contains a list and description (showing in each case the parties thereto and the material terms thereof) of all agreements, contracts, licenses, sublicenses, assignments and indemnities which relate to (i) any Copyrights, Patent Rights or Trademarks listed in
 SCHEDULE 5.15, (ii) any Trade Secrets owned by, licensed to or used by Seller or Hastings Canada in connection with the conduct of the Business or (iii) any Software listed in SCHEDULE 5.15.

          (d) Except as disclosed in SCHEDULE 5.15, either Seller or Hastings Canada: (i) owns the entire right, title and interest in and to the Intellectual Property and Software included in the Purchased Assets, free and clear of any Encumbrance (other than Permitted Encumbrances); or
 (ii) has the perpetual, royalty-free right to use the same.

          (e) Except as disclosed in SCHEDULE 5.15: (i) all registrations for Copyrights, Patent Rights and Trademarks identified in SCHEDULE 5.15 as being owned by Seller or Hastings Canada are valid and in force, and all applications to register any unregistered Copyrights, Patent Rights and Trademarks so identified are pending and in good standing, all without challenge of any kind; (ii) the Intellectual Property (other than the Trademarks) owned by Seller or Hastings Canada is valid and enforceable;

                      -27-
 the Trademarks owned by Seller or Hastings Canada are valid and enforceable in the United States and Canada; and (iii) Seller or Hastings Canada has the sole and exclusive right to bring actions for infringement or unauthorized use of the Intellectual Property and Software owned by Seller or Hastings Canada and included in the Purchased Assets, and to the best knowledge of Seller or Hastings Canada, as the case may be, there is no basis for any such action. Correct and complete copies of: (x) registrations for all registered Copyrights, Patent Rights and Trademarks identified in SCHEDULE 5.15 as being owned by Seller; and (y) all pending applications to register unregistered Copyrights, Patent Rights and Trademarks identified in SCHEDULE 5.15 as being owned by Seller or Hastings Canada (together with any subsequent correspondence or filings relating to the foregoing) shall be promptly delivered by Seller to Buyer.

          (f) Except as set forth in SCHEDULE 5.15, no infringement of any Intellectual Property Right of any other Person has occurred or results in any way from the operations of the Business, no claim of any infringement of any Intellectual Property Right of any other Person has been made or asserted in respect of the operations of the Business and Seller has not had notice of, or knowledge of any basis for, a claim against Seller or Hastings Canada that the operations, activities, products, software, equipment, machinery or processes of the Business infringe any Intellectual Property Right of any other Person.

          (g) Except as disclosed in SCHEDULE 5.15, all employees, agents, consultants or contractors who have contributed to or participated in the creation or development of any copyrightable, patentable or trade secret material on behalf of Seller or Hastings Canada or any predecessor in interest thereto either: (i) is a party to a "work-for-hire" agreement under which Seller is deemed to be the original owner/author of all property rights therein; or (ii) has executed an assignment or an agreement to assign in favor of Seller (or such predecessor in interest, as applicable) all right, title and interest in such material.

          5.16. TITLE TO PROPERTY. Seller has good and marketable title in fee simple absolute to all Owned Real Property and to all buildings, structures and other improvements thereon, in each case free and clear of all Encumbrances, except for Permitted Encumbrances and except for mortgages that shall be released at or prior to Closing. Seller and Hastings Canada have good and marketable title to all of the other Purchased Assets, free and clear of all Encumbrances, except for Permitted Encumbrances. Upon delivery to Buyer on the Closing Date of the instruments of transfer contemplated by SECTION 4.4, Seller and Hastings Canada will thereby transfer to Buyer good and marketable title to the Purchased Assets, subject to no Encumbrances, except for Permitted Encumbrances.

          5.17. EMPLOYEES AND RELATED AGREEMENTS; ERISA. (a) Except as described in SCHEDULE 5.17(A), neither Seller nor Hastings Canada is, with respect to the Business and the employees of Seller or Hastings Canada, as

                      -28-
 the case may be, engaged in the Business, a party to or bound by any oral or written:

          (i) employee collective bargaining agreement, employment agreement (other than employment agreements terminable by Seller or Hastings Canada, as the case may be, without premium or penalty on notice of 30 days or less under which the only monetary obligation of Seller or Hastings Canada is to make current wage or salary payments and provide current fringe benefits), consulting, advisory or service agreement, deferred compensation agreement, confidentiality agreement or covenant not to compete;

          (ii) contract or agreement with any officer, director or employee (other than employment agreements disclosed in response to clause (i) or excluded from the scope of clause (i)), agent, or attorney-in-fact of Seller or Hastings Canada; or

          (iii) stock option, stock purchase, bonus or other incentive plan or agreement.

          (b) Except as described in SCHEDULE 5.17(B), neither Seller nor Hastings Canada maintains, and is not required to contribute to, any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) or "welfare benefit plan" (as such term is defined in Section 3(1) of ERISA), on behalf of any employees engaged in the Business. Neither Seller nor Hastings Canada is required to contribute to any "multiemployer plan" (as such term is defined in Section 3(37) of ERISA). Each of the plans described in such Schedule ("Seller's ERISA Benefit Plans") which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS, and, to Seller's knowledge, no event has occurred which would cause any such plan to cease being so qualified. Except as set forth in SCHEDULE 5.17(B), each of Seller's ERISA Benefit Plans complies in form in all material respects in accordance with the requirements of ERISA and, where applicable, the Code. Seller has complied with the health care continuation requirements of
 Section 601, ET. SEQ., of ERISA with respect to employees of the Business and their spouses, former spouses and dependents.

          (c) Seller has delivered to Buyer, with respect to each of Seller's ERISA Benefit Plans, correct and complete copies of (i) all plan documents and amendments, trust agreements and insurance contracts,
 (ii) the most recent IRS determination letter, (iii) the most recent Annual Report (Form 5500 Series) and accompanying schedules, as filed,
 (iv) the current and, to the extent available, the prior summary plan description, (v) the most recent financial statements and (vi) the most recent actuarial report.

          (d) Except for Seller's Salaried Retirement Defined Benefit Plan, which was terminated in 1986, none of Seller's ERISA Benefit Plans subject to Title IV of ERISA has terminated since September 2, 1974; no

                      -29-
 proceeding has been initiated to terminate any such plan; and there has been no "reportable event" (within the meaning of Section 4043(b) of ERISA) since September 2, 1974. None of Seller's ERISA Benefit Plans which is a defined benefit plan has incurred any "accumulated funding deficiency" (within the meaning of Section 412 of the Code), whether or not waived. Assuming that each of Seller's ERISA Benefit Plans which is subject to Title IV of ERISA were terminated as of the Closing Date, Seller would have no liability under Title IV of ERISA as a result of such termination. Except as described in Note 7 to Seller's 1994 Consolidated Financial Statements, Seller has no obligations under any of Seller's ERISA Benefit Plans or otherwise to provide health benefits to former employees of Seller with respect to the Business, except as specifically required by law. Four management employees, and no other employees, based at the Yankton, South Dakota and Knoxville, Tennessee facility would be entitled to health benefits upon retirement from Seller.

          (e) Neither Seller nor, to the knowledge of Seller, any other "disqualified person" (within the meaning of Section 4975 of the Code) or "party in interest" (within the meaning of Section 3(14) of ERISA) has engaged in any "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA) with respect to any of Seller's ERISA Benefit Plans which could subject any such Plan (or its related trust) or Seller or any officer, director or employee of Seller to the penalty or tax under Section 402(i) or Section 402(l) of ERISA or Section 4975 of the Code.

          (f) There is no pending or, to the knowledge of Seller, threatened claim which alleges any violation of ERISA or any other law (i) by or on behalf of any of Seller's ERISA Benefit Plans or (ii) by any employee of Seller or any plan participant or beneficiary against any such plan.

          (g) SCHEDULE 5.17(G) contains: (i) a list of all employees or commission salespersons engaged exclusively in the Business as of March 31, 1995 whose then current annual compensation was in excess of $50,000;
 (ii) the then current annual compensation of, and a description of the fringe benefits (other than those generally available to employees of Seller) provided by Seller to any such employees or salespersons; (iii) a list of all present or former employees or commission salespersons engaged in the Business paid in excess of $50,000 in calendar year 1994 who have terminated or given notice of their intention to terminate their relationship with Seller since January 1, 1995; (iv) a list of any increase, effective after March 31, 1995, in the rate of compensation of any such employees or commission salespersons if such increase exceeds 10% of the previous annual salary of such employee or commission salesperson; and (v) a list of all substantial changes in job assignments of, or arrangements with, or promotions or appointments of, any such employees or commission salespersons whose compensation as of January 1, 1995 was in excess of $50,000 per annum.


                      -30-
          (h) Except as set forth in SCHEDULE 5.17(H), (i) to the best knowledge of Seller, neither Seller nor Hastings Canada nor any of their respective employees, officers, directors or Affiliates is involved in any transaction or other situation with respect to the Business with any employee, officer, director or Affiliate of Seller or Hastings Canada which may be generally characterized as a "conflict of interest", including, but not limited to, direct or indirect interests in the business of competitors, suppliers or customers of the Business, and
 (ii) there are no situations with respect to the Business which involved or involves (A) the use of any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (B) the making of any direct or indirect unlawful payments to government officials or others from corporate funds or the establishment or maintenance of any unlawful or unrecorded funds, (C) the violation of any of the provisions of The Foreign Corrupt Practices Act of 1977, or any rules or regulations promulgated thereunder, (D) the receipt of any illegal discounts or rebates or any other violation of the antitrust laws or (E) any investigation by the Securities and Exchange Commission or any other federal, foreign, state or local government agency or authority.

          5.18. EMPLOYEE RELATIONS. Except as set forth in SCHEDULE 5.18, Seller and Hastings Canada have complied, in all material respects, with all applicable laws, rules and regulations in respect of the Business which relate to prices, wages, hours, discrimination in employment and collective bargaining and to the operation of the Business and are not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. Seller believes that its relations with the employees of Seller engaged in the Business and Hastings Canada's relationship with the employees of Hastings Canada engaged in the Business are satisfactory. Neither Seller nor Hastings Canada is a party to, and the Business is not affected by or, to the knowledge of Seller, threatened with, any dispute or controversy with a union or with respect to unionization or collective bargaining involving the employees of Seller or Hastings Canada engaged in the Business. Neither Seller nor Hastings Canada is materially affected by any dispute or controversy with a union or with respect to unionization or collective bargaining involving any supplier or customer of the Business. SCHEDULE 5.18 sets forth a description of any union organizing or election activities involving any non-union employees of Seller or Hastings Canada engaged in the Business which have occurred since December 31, 1990 or, to the knowledge of Seller, are threatened as of the date hereof.

          5.19. CONTRACTS. Except as set forth in SCHEDULE 5.19 or any other Schedule hereto, neither Seller nor Hastings Canada is, with respect to the Business, a party to or bound by:

          (i) any contract for the purchase or sale of any of the Owned Real Property;



                      -31-
          (ii) any contract for the purchase of raw materials which Seller reasonably anticipates will involve the payment of more than $30,000 between the date on this Agreement and December 31, 1995 or which extends beyond December 31, 1995;

          (iii) any contract for the sale of goods or services which Seller reasonably anticipates will involve the payment of more than $30,000 between the date on this Agreement and December 31, 1995 or which extends beyond December 31, 1995;

          (iv) any consignment, distributor, dealer, manufacturers representative, sales agency, advertising representative or advertising or public relations contract relating to the Business;

          (v) any contract relating to the Business not made in the ordinary course; or

          (vi) any other contract, agreement, commitment, understanding or instrument which is material to the Purchased Assets or the Business.

          5.20. STATUS OF CONTRACTS. Except as set forth in SCHEDULE 5.20 or in any other Schedule hereto, each of the leases, contracts and other agreements listed in SCHEDULES 5.11, 5.14, 5.15, 5.17 and 5.19 (collectively, the "SELLER AGREEMENTS") constitutes a valid and binding obligation of the parties thereto and is in full force and effect and (except as set forth in SCHEDULE 5.3 and except for those Seller Agreements which by their terms will expire prior to the Closing Date or are otherwise terminated prior to the Closing Date in accordance with the provisions hereof or which are not being assigned to and assumed by Buyer hereunder) may be transferred to Buyer pursuant to this Agreement and will continue in full force and effect thereafter, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party. Seller or Hastings Canada, as applicable, has fulfilled and performed its obligations under each of the Seller Agreements, and neither Seller nor Hastings Canada is in, or alleged to be in, breach or default under, nor is there or is there alleged to be any basis for termination of, any of the Seller Agreements and, to the knowledge of Seller, no other party to any of the Seller Agreements has breached or defaulted thereunder, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by Seller or Hastings Canada or, to the knowledge of Seller, by any such other party. Neither Seller nor Hastings Canada is currently renegotiating any of the Seller Agreements or paying liquidated damages in lieu of performance thereunder. In Seller's opinion none of the Seller Agreements contains terms unduly burdensome to the Business or is harmful to the Business or the Purchased Assets. Complete and correct copies of each of the Seller Agreements have heretofore been delivered to Buyer by Seller.

                      -32-
          5.21. NO VIOLATION, LITIGATION OR REGULATORY ACTION. Except as set forth in SCHEDULE 5.21:

          (i) the Purchased Assets and their uses comply, in all material respects, with all applicable Requirements of Laws and Court Orders;

          (ii) Seller and Hastings Canada have complied, in all material respects, with all Requirements of Laws and Court Orders which are applicable to the Purchased Assets or the Business;

          (iii) there are no lawsuits, claims, suits, disputes, proceedings or investigations pending or, to the knowledge of Seller, threatened against or affecting Seller or Hastings Canada in respect of the Purchased Assets or the Business nor, to the knowledge of Seller, is there any basis for any of the same, and there are no lawsuits, suits or proceedings pending in which Seller or Hastings Canada is the plaintiff or claimant and which relate to the Purchased Assets or the Business;

          (iv) there is no action, suit or proceeding pending or, to the knowledge of Seller, threatened which questions the legality or propriety of the transactions contemplated by this Agreement; and

          (v) to the knowledge of Seller, no legislative or regulatory proposal has been adopted or is pending which could adversely affect the Business.

          5.22.  ENVIRONMENTAL MATTERS.  Except as set forth in SCHEDULE
 5.22:

          (i) the operations of the Business comply, in all material respects, with all applicable Environmental Laws;

          (ii) Seller and Hastings Canada have, in respect of the Business, obtained all environmental, health and safety Governmental Permits necessary for the operation of the Business, and all such Governmental Permits are in good standing and Seller and Hastings Canada are in compliance, in all material respects, with all terms and conditions of such permits;

          (iii) none of Seller or Hastings Canada, with respect to the Business, nor any of the Purchased Assets or the present operations thereof, or the past operations of the Business or the Purchased Assets, is subject to any on-going investigation by, order from or agreement with any Person (including without limitation any prior owner or operator of any of the Purchased Assets) respecting (A) any Environmental Law, (B) any Remedial Action or (C) any claim of Losses and Expenses arising from the Release or threatened Release of a Contaminant into the environment;



                      -33-
          (iv) neither Seller nor Hastings Canada is, with respect to the Business or the Purchased Assets, subject to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a violation of or liability under any Environmental Law;

          (v) neither Seller nor Hastings Canada has with respect to the Business or the Purchased Assets:

               (A)  reported a Release of a hazardous substance pursuant to
          Section 103(a) of CERCLA, or any state or Canadian law equivalent;

               (B) filed a notice pursuant to Section 103(c) of CERCLA or any Canadian law equivalent;

               (C) filed notice pursuant to Section 3010 of RCRA, indicating the generation of any hazardous waste, as that term is defined under 40 CFR Part 261 or any state or Canadian law equivalent; or

               (D) filed any notice under any applicable Environmental Law reporting a substantial violation of any applicable Environmental Law;

          (vi) there is not now, nor to the knowledge of Seller has there ever been, on or in any of the Purchased Assets:

               (A) any treatment, recycling, storage or disposal of any hazardous waste, as that term is defined under 40 CFR Part 261 or any state or Canadian law equivalent, that requires or required a Governmental Permit pursuant to Section 3005 of RCRA or any Canadian law equivalent; or

               (B) any underground storage tank or surface impoundment or landfill or waste pile;

          (vii) there is not now on or in any of the Purchased Assets any polychlorinated biphenyls (PCB) used in pigments, hydraulic oils, electrical transformers or other equipment;

          (viii) Seller has not received any notice or claim to the effect that it or Hastings Canada is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant;

          (ix) no Environmental Encumbrance has attached to any of the Purchased Assets;





                      -34-
          (x) any asbestos-containing material which is on or part of any of the Purchased Assets is in good repair according to the current standards and practices governing such material, and its presence or condition does not violate any currently applicable Environmental Law; and

          (xi) none of the Filter Products, now or in the past, contains asbestos or asbestos-containing material.

          5.23. INSURANCE. SCHEDULE 5.23 sets forth a list and brief description (including nature of coverage, limits, deductibles, premiums and each claim and loss experienced over the most recent five years with respect to each type of coverage) of all policies of insurance maintained, owned or held by Seller and Hastings Canada on the date hereof with respect to the Purchased Assets or the Business. Seller and Hastings Canada shall keep or cause such insurance or comparable insurance to be kept in full force and effect through the Closing Date. Seller and Hastings Canada have complied with each of such insurance policies and has not failed to give any notice or present any claim thereunder in a due and timely manner. Seller has delivered to Buyer correct and complete copies of the most recent inspection reports, if any, received from insurance underwriters as to the condition of the Purchased Assets.

          5.24. CUSTOMERS AND SUPPLIERS. Set forth in SCHEDULE 5.24 hereto is (a) a list of names and addresses of each customer of the Business which has purchased $50,000 or more of Filter Products in the 12 months preceding the date of this Agreement and (b) a list of the ten largest suppliers (measured by dollar volume of purchases by Seller and Hastings Canada) of Seller and Hastings Canada in respect of the Business and the percentage of the Business which each such customer or supplier represents or represented during each of the years ended December 31, 1992, 1993 and 1994 and the six-month period ended June 30, 1995; and
 (c) copies of the forms of purchase order for inventory and other supplies and sales contracts for finished goods used by Seller and Hastings Canada in respect of the Business. Except as set forth in SCHEDULE 5.24, to the knowledge of Seller, there exists no actual or threatened termination, cancellation or limitation of, or any modification or change in (including, without limitation, any modification or change in pricing, rebates, discounts or concessions in respect of Filter Products), the business relationship of Seller or Hastings Canada with any customer or group of customers listed in SCHEDULE 5.24, or whose purchases individually or in the aggregate are material to the operations of the Business, or with any supplier or group of suppliers listed in SCHEDULE 5.24, or whose sales individually or in the aggregate are material to the operations of the Business. Except as set forth on SCHEDULE 5.24, there exists no present or future condition or state of facts or circumstances involving customers, suppliers or sales representatives which Seller now reasonably anticipates would materially adversely affect the Business or prevent the conduct of the Business after the consummation of the transactions contemplated by this Agreement in essentially the same manner in which it has heretofore been conducted.

                      -35-
          5.25. WARRANTIES. SCHEDULE 5.25 sets forth (i) a specimen copy of the form of written warranties covering Filter Products which have not yet expired and (ii) a summary of the warranty expense and reserves incurred by Seller and Hastings Canada in respect of Filter Products during each of its last three fiscal years.

          5.26. NO FINDER. Neither Seller nor Hastings Canada nor any Person acting on their behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

          5.27. DISCLOSURE. None of the representations or warranties of Seller contained herein, none of the information contained in the Schedules referred to in ARTICLE V, and none of the other information or documents furnished to Buyer or any of its representatives by Seller or its representatives pursuant to the terms of this Agreement, is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect. There is no fact which adversely affects or, to the knowledge of Seller, in the future is likely to adversely affect the Purchased Assets or the Business in any material respect which has not been set forth or referred to in this Agreement or the Schedules hereto.

          5.28. FINANCIAL PROJECTIONS; BUDGETS. Seller has made available to Buyer certain budgets of revenues and costs of sales of the Business for the period from June 1, 1995 to December 31, 1995, other financial projections, cost and margin analyses and other statistical and financial information with respect to the Business and Filter Products, which projections, analyses and information were prepared for Buyer's use only. Seller makes no representation or warranty regarding the accuracy of such materials or as to whether such budgets and projections will be achieved or otherwise, except that Seller represents and warrants that such budgets, projections, analyses and information were prepared in good faith and are based on (i) assumptions believed by it to be reasonable and (ii) historical information which it reasonably believes is accurate and fairly stated and is consistent with representations made by Seller to Buyer regarding the nature and condition of the Business.

                            ARTICLE VI
              REPRESENTATIONS AND WARRANTIES OF BUYER

          As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer hereby represents and warrants to Seller and agrees as follows:

          6.1. ORGANIZATION OF BUYER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted.

                      -36-
          6.2. AUTHORITY OF BUYER. (a) Buyer has full power and authority to execute, deliver and perform this Agreement and all of the Buyer Ancillary Agreements. The execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements by Buyer have been duly authorized and approved by Buyer's board of directors and do not require any further authorization or consent of Buyer or its stockholders. This Agreement has been duly authorized, executed and delivered by Buyer and is the legal, valid and binding agreement of Buyer enforceable in accordance with its terms, and each of the Buyer Ancillary Agreements has been duly authorized by Buyer and upon execution and delivery by Buyer will be a legal, valid and binding obligation of Buyer enforceable in accordance with its terms, except, in each case, as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and by general principles of equity.

          (b) Neither the execution and delivery of this Agreement or any of the Buyer Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

          (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under (A) the Certificate of Incorporation or bylaws of Buyer, (B) any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Buyer is a party or any of its properties is subject or by which Buyer is bound, (C) any Court Order to which Buyer is a party or by which it is bound or (D) any Requirements of Laws affecting Buyer; or

          (ii) require the approval, consent, authorization or act of, or the making by Buyer of any declaration, filing or registration with, any Person, except as provided under the HSR Act.

          6.3. LITIGATION. There is no action, suit or proceeding pending or, to the best knowledge of Buyer, threatened which questions the legality or propriety of the transactions contemplated by this Agreement.

          6.4. NO FINDER. Neither Buyer nor any Person acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.






                      -37-
                            ARTICLE VII
                       ADDITIONAL AGREEMENTS

          7.1. COVENANT NOT TO COMPETE OR SOLICIT BUSINESS. In furtherance of the sale of the Purchased Assets and the Business to Buyer hereunder by virtue of the transactions contemplated hereby and more effectively to protect the value and goodwill of the Purchased Assets and the Business so sold, Seller covenants and agrees that, for a period ending on the fifth anniversary of the Closing Date, neither Seller nor Hastings Canada or any of their respective Affiliates will:

          (i) directly or indirectly (whether as principal, agent, independent contractor, partner or otherwise) own, manage, operate, control, participate in, perform services for, or otherwise carry on, a business similar to or competitive with the Business anywhere in the United States of America or Canada (it being understood by the parties hereto that the Business is not limited to any particular region of the United States of America or Canada and that such business may be engaged in effectively from any location in the United States of America or Canada); or

          (ii) induce or attempt to persuade any employee, agent or customer of the Business to terminate such employment, agency or business relationship in order to enter into any such relationship on behalf of any other business organization in competition with the Business;

 PROVIDED, HOWEVER, that nothing set forth in this SECTION 7.1 shall prohibit Seller or its Affiliates from (x) owning not in excess of 5% in the aggregate of any class of capital stock of any corporation if such stock is publicly traded and listed on any national or regional stock exchange or on the NASDAQ Stock Market or (y) from making occasional sales of filter products manufactured by unrelated third parties and acquired by Seller in a "stock-lift" or similar program. In addition, each of Seller and Hastings Canada covenants and agrees that neither it nor any of its Affiliates will divulge or make use of any trade secrets or other confidential information of the Business other than to disclose such secrets and information to Buyer or its Affiliates. In the event Seller, Hastings Canada or any Affiliate of Seller or Hastings Canada violates any of its obligations under this SECTION 7.1, Buyer may proceed against it in law or in equity for such damages or other relief as a court may deem appropriate. Seller and Hastings Canada acknowledge that a violation of this SECTION 7.1 may cause Buyer irreparable harm which may not be adequately compensated for by money damages. Seller and Hastings Canada therefore agree that in the event of any actual or threatened violation of this SECTION 7.1, Buyer shall be entitled, in addition to other remedies that it may have, to a temporary restraining order and to preliminary and final injunctive relief against Seller, Hastings Canada or such Affiliate to prevent any violations of this SECTION 7.1, without the necessity of posting a bond. The prevailing party in any action commenced under this

                      -38-
 SECTION 7.1 shall also be entitled to receive reasonable attorneys' fees and court costs. It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this SECTION 7.1, any term, restriction, covenant or promise in this SECTION 7.1 is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

          7.2. USE OF NAMES. (a) For a period of 24 months after the Closing Date, Buyer and its Affiliates shall have the royalty-free right to refer to the Business as formerly that of "Hastings Manufacturing Company" or "Hastings Inc." and to use such reference in advertising or in the description or name of any service or product from time to time purchased, processed, manufactured or sold by Buyer and its Affiliates in continuation of the Business. Buyer and its affiliates shall have the further royalty-free right from and after the Closing Date for an unlimited period of time to sell or otherwise use or dispose of any materials included in the inventory of the Business which bear the name "Hastings Manufacturing Company" or "Hastings Inc." alone or in combination with other words if such materials (i) were included in the Purchased Assets, (ii) are returned to Buyer or its Affiliates after the Closing Date, or (iii) were contracted for by Seller prior to the Closing Date. Buyer and its affiliates shall also have the royalty-free right from and after the Closing Date to use, for a period of 12 months following the Closing Date, any signs, letterhead, invoices or other supplies which bear the name "Hastings Manufacturing Company" or "Hastings Inc." alone or in combination with other words if such signs or supplies
 (i) were included in the Purchased Assets, or (ii) were contracted for by Seller prior to the Closing Date.

          (b) For a period of five years after the Closing Date, Buyer and its Affiliates shall have the royalty-free right to use the Hastings Trademark in advertising or in the description or name of any service or product from time to time purchased, processed, manufactured or sold by Buyer and its Affiliates in continuation of the Business. Such right shall be consistent with the terms set forth in Article III of the License.

          7.3. TAXES. (a) Seller shall be liable for and shall pay all Taxes (whether assessed or unassessed) applicable to the Business or the Purchased Assets, in each case attributable to periods (or portions thereof) ending on or prior to the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date. Buyer shall be liable for and shall pay all Taxes (whether assessed or unassessed) applicable to the Business or the Purchased Assets, in each case attributable to periods (or portions thereof) beginning after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning after the Closing Date. For purposes of this paragraph (a), any period beginning

                      -39-
 before and ending after the Closing Date shall be treated on a "closing of the books" basis as two partial periods, one ending on the Closing Date and the other beginning on the day after the Closing Date except that Taxes (such as property Taxes) imposed on a periodic basis shall be allocated on a daily basis.

          (b) Notwithstanding SECTION 7.3(A), any sales Tax, use Tax, real property transfer or gains Tax (which shall be calculated on the basis of values set forth in the Allocation Schedule), documentary stamp Tax or similar Tax attributable to the sale or transfer of the Purchased Assets shall be paid 50% by Seller and 50% by Buyer. Buyer and Seller agree to timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or make a report with respect to, such Taxes.

          (c) Seller or Buyer, as the case may be, shall provide reimbursement for any Tax paid by one party all or a portion of which is the responsibility of the other party in accordance with the terms of this
 SECTION 7.3. Within a reasonable time prior to the payment of any said Tax (other than Taxes previously paid by Seller and allocated on a daily basis as provided in (a) above), the party paying such Tax shall give notice to the other party of the Tax payable and the portion which is the liability of each party, although failure to do so will not relieve the other party from its liability hereunder.

          (d) After the Closing Date, each of Seller and Buyer shall (and cause their respective Affiliates to):

          (i) assist the other party in preparing any Tax Returns which such other party is responsible for preparing and filing;

          (ii) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of the Business or the Purchased Assets;

          (iii) make available to the other and to any taxing authority as reasonably requested all information, records and documents relating to Taxes of the Business or the Purchased Assets;

          (iv) provide timely notice to the other in writing of any pending or threatened Tax audits or assessments relating to Taxes or the Business or the Purchased Assets for taxable periods for which the other may have a liability under this SECTION 8.3; and

          (v) furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any such taxable period.




                      -40-
          (e) Any payments made pursuant to this SECTION 7.3 shall be treated by Buyer and Seller as an adjustment to the Purchase Price and, to the extent it cannot be so characterized for Tax purposes, shall be made on an After-Tax Basis.

          7.4. DISCHARGE OF LIABILITIES OF THE BUSINESS. Seller covenants and agrees that it will pay and discharge, and hold Buyer harmless from, each and every liability and obligation of Seller or Hastings Canada in respect of the Business or the Purchased Assets arising from events occurring on or prior to the Closing Date, excepting only those liabilities and obligations expressly assumed by Buyer at the Closing pursuant to instruments of assumption delivered to Seller or Hastings Canada at the Closing, it being understood and agreed that Buyer is assuming no liabilities or obligations of Seller or Hastings Canada other than liabilities and obligations so expressly assumed by Buyer. Seller shall cause the Owned Real Estate to be released from all Encumbrances that are not Permitted Encumbrances.

          7.5. TRANSITION MATTERS. (a) Certain matters with respect to the transition on and after the Closing Date of the operation of the Business from Seller and Hastings Canada to Buyer are addressed in the Transition Agreement to be entered into between the Buyer and Seller and delivered on the Closing Date.

          (b) As a result of the sale of the Business by Seller and Hastings Canada to Buyer, Seller acknowledges that, subject to its obligations under the Transition Agreement, Seller may terminate employees employed by Seller at the Hastings Michigan Plant and the Knoxville Facility and Hastings Canada may terminate employees employed by Hastings Canada at the Barrie, Ontario, Canada facility. Seller and Hastings Canada agree to use their best efforts to avoid any disruption of the Business after the Closing caused by their respective present or former employees or any collective bargaining organization to which they may belong. As set forth in SECTION 10.1, Seller agrees to indemnify and hold Buyer and its Affiliates harmless from any and all Losses or Expenses incurred in connection with the termination of such employees of Seller or Hastings Canada whether resulting from any strike or other concerted union activity or otherwise (each a "FACILITY TERMINATION LIABILITY").

          7.6. WARRANTY AND PRODUCT LIABILITY CLAIMS IN RESPECT OF FILTER PRODUCTS PRODUCED BY SELLER PRIOR TO THE CLOSING DATE. (a) In the event that claims or demands are made on Buyer or Seller after the Closing Date for alleged injury to persons or property caused by an allegedly defective or faulty Filter Product manufactured, distributed or sold by Seller or Hastings Canada prior to the Closing Date or for the provision of parts or service, repair or replacement with respect to any such Filter Product:

          (i) Buyer shall be liable for and shall pay all Losses and Expenses relating to such claims or demands until the aggregate of such Losses and Expenses equals $320,000;

                      -41-
          (ii) thereafter until there has been incurred additional Losses and Expenses aggregating $80,000, Losses and Expenses relating to such claims or demands shall be shared equally by Buyer and Seller, and Seller shall pay its portion thereof upon written demand therefore made by Buyer, which demand shall be in reasonable detail; and

          (iii) after aggregate Losses and Expenses relating to such claims or demands have equalled $400,000, Buyer shall have sole responsibility for such Losses and Expenses.

          At all times Buyer shall have sole control and discretion with respect to the disposition and defense of all such claims and demands and shall use its best efforts to avoid payment with regard to improper, erroneous or fraudulent claims. "Best efforts" shall not require Buyer to engage in litigation or other forms of dispute resolution.

          7.7. COLLECTION OF ACCOUNTS RECEIVABLE. After the Closing, Buyer agrees to provide reasonable assistance to Seller in the performance of actions necessary to facilitate Seller's collection of accounts receivable related to the sales of goods by the Business on or before the Closing Date. The credit and collection departments of Buyer and Seller will work together in good faith to facilitate the collection of such accounts receivable. Upon Seller's written request, Buyer agrees that it shall (a) terminate all sales of Filter Products to any customer of the Business prior to the Closing Date from which there is unpaid and outstanding an account receivable due to Seller overdue by more than 120 days or (b) purchase such account receivable from Seller at a price equal to the amount owed thereon exclusive of interest or late charges. Buyer shall not be required to terminate any customer who has provided documentation or other appropriate evidence to the Buyer that such account receivable is not in fact due and owing. Notwithstanding the foregoing, Seller acknowledges that it will remain responsible for the collection of Seller's accounts receivable and Buyer shall not be obligated to undertake any debt collection efforts or institute or join in any legal action to collect any of Seller's accounts receivable.

          7.8. SOLICITING EMPLOYEES OF SELLER. (a) Commencing on the date hereof Buyer shall have the right, without the prior written consent of the Seller, to initiate contact with any salesperson or salaried employee then employed by Seller or Hastings Canada for the purpose of soliciting the employment of such person by Buyer; provided that Buyer shall not, without the prior written consent of Seller, initiate contact with any Ring Employee or any Exempt Employee then employed by Seller for the purpose of soliciting the employment of such person by Buyer. An "EXEMPT EMPLOYEE" shall mean each salesperson, not to exceed 13 in number, selected by Seller in its sole discretion and set forth on a list delivered by Seller to Buyer prior to the date hereof (the "EXEMPT EMPLOYEE LIST"). A "Ring Employee" shall mean each employee of Seller identified on SCHEDULE 7.8 hereto who is engaged in the operation of Seller's piston ring business. It shall not be a breach of this SECTION

                      -42-
 7.8(A) by Buyer if any Ring Employee or Exempt Employee initiates contact or applies for employment by Buyer. In the event that any employee of Seller becomes an employee of Buyer as the result of a breach by Buyer of the covenant set forth in this paragraph (a), Buyer shall pay to Seller liquidated damages in the amount of $40,000 with respect to each such employee of Seller so hired by Buyer in contravention of this covenant. Such liquidated damages shall be in addition to any other equitable remedies available to Seller in connection herewith.

          (b) Except as set forth in paragraph (a) hereof, Seller shall provide access for Buyer to such of Seller's and Hastings Canada's employees and agents as are engaged in the Business for the purpose of facilitating Buyer's efforts to hire all or some of such employees. Notwithstanding the foregoing, Buyer shall be under no obligation to offer employment to any employee of Seller or Hastings Canada and shall assume no responsibility for or liability with respect to any employee benefit agreements, plans or arrangements of Seller or Hastings Canada; provided that Buyer agrees that it shall be responsible for compliance with the Worker Adjustment and Retraining Act of 1988 with respect to the Yankton Plant and its employees.


                           ARTICLE VIII
           ADDITIONAL CLOSING DATE DELIVERIES BY SELLER

          On or prior to the Closing Date the Seller shall deliver to Buyer the following:

          8.1. CLOSING CERTIFICATE. There shall have been delivered to Buyer a certificate, dated the Closing Date, signed on behalf of Seller by the President or any Vice President of Seller, to the effect that there has been no material breach by Seller or Hastings Canada in the performance of any of their covenants and agreements herein; and each of the representations and warranties of Seller contained or referred to herein is true and correct on the Closing Date in all material respects, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Buyer.

          8.2. AUDITED FINANCIAL STATEMENTS. On or before the Closing Date Buyer shall have received the following financial statements reflecting the assets, income and expense of the Business, in form and substance reasonably satisfactory to it: (i) a statement of assets of the Business as at December 31, 1994 and the last day of the last fiscal quarter ended prior to the Closing Date; and (ii) related statement of income for the Business for the year and portion of the 1995 fiscal year then ended along with appropriate notes to such financial statements. All of such financial statements shall be prepared in accordance with Regulation S-X promulgated by the Securities and Exchange Commission and meet the applicable requirements set forth in Form 8-K under the


                      -43-
 Securities Exchange Act of 1934. The financial statements as at December 31, 1994 and for the year then ended shall be accompanied by an unqualified report of BDO Seidman, LLP to the effect that such financial statements have been prepared in conformity with generally accepted accounting principles and present fairly the financial position and results of operations of the Business as of the date thereof for the period covered thereby and are herein referred to as the "AUDITED 1994 FINANCIAL STATEMENTS." The financial statements as at the end of the calendar quarter immediately prior to the Closing Date and for the period then ended are herein referred to as the "INTERIM 1995 FINANCIAL STATEMENTS."

          8.3. TITLE INSURANCE. Buyer shall have received, with respect to each parcel of the Owned Real Property identified in SCHEDULE 5.10, a current owner's title insurance policy and, with respect to the leased real property under written lease agreements, if any, identified in
 SCHEDULE 5.11, a current leasehold owner's title insurance policy, all of which policies shall be ALTA-1992 form policies with an endorsement deleting the "creditor's rights exception or exclusion, with extended coverage over general exceptions 1 (rights or claims of parties in possession), 2 (survey matters), 3 (easements), 4 (mechanic's liens) and 5 (taxes or special assessments not shown as existing liens), with ALTA Form
 3.1 zoning endorsement, written by a nationally recognized title insurance company in form and substance satisfactory to Buyer, and in the total amount shown on the Allocation Schedule for the Owned Real Property and allocated among the Owned Real Property in accordance with the Allocation Schedule, insuring that Buyer has good and marketable title thereto, free and clear of all Encumbrances, except for Permitted Encumbrances. Such policies may be in the form of marked-up commitments, dated as of the Closing Date and showing Buyer in title.

                            ARTICLE IX
            ADDITIONAL CLOSING DATE DELIVERIES BY BUYER

          On or prior to the Closing Date, the Buyer shall deliver to Seller the following:

          9.1. CLOSING CERTIFICATE. There shall have been delivered to Seller and Hastings Canada a certificate, dated the Closing Date, signed by the President or any Vice President of the Buyer to the effect that there has been no material breach by Buyer in the performance of any of its covenants and agreements herein; each of the representations and warranties of Buyer contained or referred to in this Agreement are true and correct on the Closing Date in all material respects, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Seller.





                      -44-

                             ARTICLE X
                          INDEMNIFICATION

          10.1. INDEMNIFICATION BY SELLER. (a) Seller agrees to indemnify and hold harmless each Buyer Group Member from and against any and all Losses and Expense incurred by such Buyer Group Member in connection with or arising from:

          (i) any breach by Seller or Hastings Canada of any of its covenants in this Agreement or in any Seller Ancillary Agreement;

          (ii) any failure of Seller or Hastings Canada to perform any of its obligations in this Agreement or in any Seller Ancillary
     Agreement;

          (iii) any breach of any warranty or the inaccuracy of any representation of Seller contained in this Agreement or any Schedule hereto or in any Seller Ancillary Agreement or in any certificate delivered by or on behalf of Seller pursuant hereto;

          (iv) any failure of Seller to obtain prior to the Closing any consent set forth in SCHEDULE 10.1;

          (v) any liabilities incurred by Buyer pursuant to the Bulk Sales Laws by reason of the transactions provided for in this Agreement, except that this clause shall not affect the obligation of Buyer to pay and discharge the Assumed Liabilities;

          (vi) the failure of Seller or Hastings Canada to perform or pay, or take Remedial Actions with respect to, any Excluded Liability; or

          (vii)  any Facility Termination Liability;

 PROVIDED, HOWEVER, that Seller shall be required to indemnify and hold harmless with respect to Loss and Expense incurred by Buyer Group Members (other than Loss and Expense incurred as a result of (A) inaccuracies of the representations and warranties contained in SECTIONS 5.1, 5.3, 5.7,
 5.16 and 5.26 hereof, (B) a breach by Seller or Hastings Canada of its covenants and obligations set forth in SECTIONS 3.5, 7.1, 7.3, 7.4, 7.5(B) and 11.10(B) hereof, (C) any liability referred to in SECTION 10.1(A)(V) and 10.1(A)(VI) and (D) inaccuracies of the representations and warranties contained, or a breach by Seller or Hastings Canada of its covenants and obligations set forth, in the Seller Ancillary Agreements, as to all of which this proviso shall have no effect) only if, and to the extent that, the aggregate amount of such Loss and Expense exceeds $500,000.

          (b) The indemnification provided for in this SECTION 10.1 shall terminate three years after the Closing Date (and no claims shall be made by any Buyer Group Member under this SECTION 10.1 thereafter), except that the indemnification by Seller shall continue as to:

                      -45-
          (i) the obligations and representations of each of Seller and Hastings Canada under the Instrument of Assignment, as to which no time limitation shall apply;

          (ii)  the representations and warranties set forth in SECTIONS
     5.7 and 5.16 hereof, the covenants of Seller and Hastings Canada set forth in SECTIONS 3.5, 7.3, 7.4, 7.5(B), 11.2, 11.6, 11.10(B) and
     11.13 hereof, any failure by Seller to perform or pay, or take Remedial Actions with respect to, any Excluded Liability and the representations, warranties and covenants of Seller and Hastings Canada set forth in the Seller Ancillary Agreements, as to all of which no time limitation shall apply;

          (iii) the covenant set forth in SECTION 7.1, as to which the indemnification provided for in this SECTION 10.1 shall terminate one year after the expiration of the noncompetition period provided for therein; and

          (iv) any Loss or Expense of which any Buyer Group Member has notified Seller in accordance with the requirements of SECTION 10.3 on or prior to the date such indemnification would otherwise terminate in accordance with this SECTION 10.1, as to which the obligation of Seller shall continue until the liability of Seller shall have been determined pursuant to this ARTICLE X, and Seller shall have reimbursed all Buyer Group Members for the full amount of such Loss and Expense in accordance with this ARTICLE X.

          10.2. INDEMNIFICATION BY BUYER. (a) Buyer agrees to indemnify and hold harmless each Seller Group Member from and against any and all Loss and Expense incurred by such Seller Group Member in connection with or arising from:

          (i) any breach by Buyer of any of its covenants or agreements in this Agreement or in any Buyer Ancillary Agreement;

          (ii) any failure by Buyer to perform any of its obligations in this Agreement or in any Buyer Ancillary Agreement;

          (iii) any breach of any warranty or the inaccuracy of any representation of Buyer contained or referred to in this Agreement or in any Buyer Ancillary Agreement or in any certificate delivered by or on behalf of Buyer pursuant hereto; or

          (iv)  the failure of Buyer to perform any of the Assumed
     Liabilities;

 PROVIDED, HOWEVER, that Buyer shall be required to indemnify and hold harmless under this SECTION 10.2 with respect to Loss and Expense incurred by Seller Group Members (other than Loss and Expense incurred as a result of (A) Buyer's failure to pay, perform or discharge any of the Assumed

                      -46-
 Liabilities, (B) inaccuracies of the representations and warranties contained in SECTION 6.3 hereof, (C) a breach by Buyer of its covenants and obligations set forth in SECTIONS 3.5, 7.3 and 7.8(A) hereof and (D) inaccuracies of the representations and warranties contained, or a breach by Buyer of its covenants set forth, in the Buyer Ancillary Agreements, as to all of which this proviso shall have no effect) only if, and to the extent that, the aggregate amount of such Loss and Expense exceeds $500,000.

          (b) The indemnification provided for in this SECTION 10.2 shall terminate three years after the Closing Date (and no claims shall be made by Seller under this SECTION 10.2 thereafter), except that the indemnification by Buyer shall continue as to:

          (i)  the covenants of Buyer set forth in SECTIONS 3.5, 7.3, 11.2,
     11.6 and 11.13 hereof, the obligation of Buyer to perform the Assumed Liabilities and the representations, warranties and covenants of Buyer set forth in the Buyer Ancillary Agreements, as to all of which no time limitation shall apply; and

          (ii) any Loss or Expense of which Seller has notified Buyer in accordance with the requirements of SECTION 10.3 on or prior to the date such indemnification would otherwise terminate in accordance with this SECTION 10.2, as to which the obligation of Buyer shall continue until the liability of Buyer shall have been determined pursuant to this ARTICLE X, and Buyer shall have reimbursed all Seller Group Members for the full amount of such Loss and Expense in accordance with this ARTICLE X.

          10.3. NOTICE OF CLAIMS. (a) Any Buyer Group Member or Seller Group Member (the "INDEMNIFIED PARTY") seeking indemnification hereunder shall give to the party obligated to provide indemnification to such Indemnified Party (the "INDEMNITOR") a notice (a "CLAIM NOTICE") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based; PROVIDED, that a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; PROVIDED FURTHER that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been prejudiced by such failure.

          (b) In calculating any Loss or Expense there shall be deducted any insurance recovery in respect thereof and no right of subrogation shall accrue hereunder to any insurer.


                      -47-
          (c) After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which an Indemnified Party shall be entitled under this ARTICLE X shall be determined: (i) by the written agreement between the Indemnified Party and the Indemnitor; (ii) by a final judgment or decree of any court of competent jurisdiction; or (iii) by any other means to which the Indemnified Party and the Indemnitor shall agree. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined. The Indemnified Party shall have the burden of proof in establishing the amount of Loss and Expense suffered by it.

          10.4. THIRD PERSON CLAIMS. (a) Subject to SECTION 10.4(B), the Indemnified Party shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any third Person claim, action or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder, and in any such case the Indemnitor shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnified Party in connection therewith; PROVIDED, that the Indemnitor may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnified Party has so elected to conduct and control the defense thereof; and PROVIDED, FURTHER, that the Indemnified Party shall not, without the written consent of the Indemnitor (which written consent shall not be unreasonably withheld), pay, compromise or settle any such claim, action or suit, except that no such consent shall be required if, following a written request from the Indemnified Party, the Indemnitor shall fail, within 14 days after the making of such request, to acknowledge and agree in writing that, if such claim, action or suit shall be adversely determined, such Indemnitor has an obligation to provide indemnification hereunder to such Indemnified Party. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit without such consent, PROVIDED that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder unless such consent is unreasonably withheld.

          (b) If any third Person claim, action or suit against any Indemnified Party is solely for money damages or, where Seller is the Indemnitor, will have no continuing effect in any material respect on the Business or the Purchased Assets, then the Indemnitor shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any such third Person claim, action or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder if the Indemnitor has acknowledged and agreed in writing that, if the same is adversely determined, the Indemnitor has an obligation to provide indemnification to the Indemnified Party in respect thereof, and in any such case the

                      -48-
 Indemnified Party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnitor in connection therewith; PROVIDED, that the Indemnified Party may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnitor has so elected to conduct and control the defense thereof. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit, PROVIDED that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder unless the Indemnified Party shall have sought the consent of the Indemnitor to such payment, settlement or compromise and such consent was unreasonably withheld, in which event no claim for indemnity therefor hereunder shall be waived.

          10.5. CHARACTER OF PAYMENTS. Any payment by Buyer or Seller under this ARTICLE X shall be an adjustment to the Purchase Price and, to the extent that it cannot be so characterized for Tax purposes, shall be made on an After-Tax Basis.

                            ARTICLE XI
                        GENERAL PROVISIONS

          11.1. SURVIVAL OF OBLIGATIONS. All representations, warranties, covenants and obligations contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that, except as otherwise provided in ARTICLE X, the representations and warranties contained in ARTICLES V and VI shall terminate on the third anniversary of the Closing Date. Except as otherwise provided herein, no claim shall be made for the breach of any representation or warranty contained in ARTICLE V or VI or under any certificate delivered with respect thereto under this Agreement after the date on which such representations and warranties terminate as set forth in this SECTION 11.1.

          11.2. CONFIDENTIAL NATURE OF INFORMATION. Each party agrees that it will treat in confidence all documents, materials and other information which it shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents, and, in the event the transactions contemplated hereby shall not be consummated, each party will return to the other party all copies of nonpublic documents and materials which have been furnished in connection therewith. Such documents, materials and information shall not be communicated to any third Person (other than, in the case of Buyer, to its counsel, accountants, financial advisors or lenders, and in the case of Seller, to its counsel, accountants or financial advisors and such parties as may be reasonably required to obtain the third-party consents anticipated by this

                      -49-
 Agreement). No other party shall use any confidential information in any manner whatsoever except solely for the purpose of evaluating the proposed purchase and sale of the Purchased Assets; PROVIDED, HOWEVER, that after the Closing Buyer may use or disclose any confidential information included in the Purchased Assets or otherwise reasonably related to the Business or the Purchased Assets. The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information which (i) is or becomes available to such party from a source other than such party, (ii) is or becomes available to the public other than as a result of disclosure by such party or its agents,
 (iii) is required to be disclosed under applicable law or judicial process, but only to the extent it must be disclosed, or (iv) such party reasonably deems necessary to disclose to obtain any of the consents or approvals contemplated hereby.

          11.3. NO PUBLIC ANNOUNCEMENT. Neither Buyer nor Seller or Hastings Canada shall, without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law or the rules of any stock exchange, in which case the other party shall be advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued; PROVIDED that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with the accounting and Securities and Exchange Commission disclosure obligations.

          11.4. NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally or when sent by registered or certified mail or by private courier addressed as follows:

          If to Buyer, to:

          CLARCOR Inc.
          2323 Sixth Street
          P.O. Box 7007
          Rockford, IL  61125
          Attention:  Bruce A. Klein
           Tel. 815/961-5717
           Fax  815/962-8371

          with a copy to:

          Sidley & Austin
          Suite 4200
          One First National Plaza
          Chicago, IL  60603
          Attention:  David J. Boyd, Esq.
           Tel. 312/853-7444
           Fax  312/853-7036
                      -50-

          If to Seller or Hastings Canada, to:

          Hastings Manufacturing Company
          325 North Hanover Street
          Hastings, Michigan  49058
          Attention:  Mark R.S. Johnson
                      Andrew F. Johnson
                      Co-Presidents
          Tel. 616/945-2491
          Fax  616/945-2983

          with a copy to:

          Warner Norcross & Judd LLP
          900 Old Kent Building
          111 Lyon Street, N.W.
          Grand Rapids, Michigan  49503
          Attention:  Stephen C. Waterbury, Esq.
          Tel. 616/752-2000
          Fax  616/752-2500

 or to such other address as such party may indicate by a notice delivered to the other party hereto.

          11.5. SUCCESSORS AND ASSIGNS. (a) The rights of any party under this Agreement shall not be assignable by such party hereto without the written consent of the other parties hereto, except that the rights of the Buyer hereunder may be assigned, without the consent of Seller or Hastings Canada, to any corporation all of the outstanding capital stock of which is owned (directly or indirectly) or controlled by Buyer or to any general or limited partnership in which Buyer or any such corporation is a general partner, PROVIDED that Buyer shall not be released from any of its obligations hereunder by reason of such assignment. Following the Closing, any party may assign any of its rights hereunder, but no such assignment shall relieve it of its obligations hereunder.

          (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. The successors and permitted assigns hereunder shall include without limitation, in the case of Buyer, any permitted assignee as well as the successors in interest to such permitted assignee (whether by merger, liquidation (including successive mergers or liquidations) or otherwise). Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and assigns permitted by this SECTION 11.5 any right, remedy or claim under or by reason of this Agreement.

          11.6. ACCESS TO RECORDS AFTER CLOSING. (a) For a period of six years after the Closing Date, Seller and its representatives shall have reasonable access to all of the books and records of Seller transferred to

                      -51-
 Buyer hereunder to the extent that such access may reasonably be required by Seller in connection with matters relating to or affected by the operations of the Business prior to the Closing Date. Such access shall be afforded by Buyer upon receipt of reasonable advance notice and during normal business hours. Seller shall be solely responsible for any costs or expenses incurred by it pursuant to this SECTION 11.6. If Buyer shall desire to dispose of any of such books and records prior to the expiration of such six-year period, Buyer shall, prior to such disposition, give Seller a reasonable opportunity, at Seller's expense, to segregate and remove such books and records as Seller may select.

          (b) For a period of six years after the Closing Date, Buyer and its representatives shall have reasonable access to all of the books and records relating to the Business which Seller or any of its Affiliates may retain after the Closing Date. Such access shall be afforded by Seller and its Affiliates upon receipt of reasonable advance notice and during normal business hours. Buyer shall be solely responsible for any costs and expenses incurred by it pursuant to this SECTION 11.6. If Seller or any of its Affiliates shall desire to dispose of any of such books and records prior to the expiration of such six-year period, Seller shall, prior to such disposition, give Buyer a reasonable opportunity, at Buyer's expense, to segregate and remove such books and records as Buyer may select.

          11.7. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the Exhibits and Schedules referred to herein and the documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or letters of intent between or among any of the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

          11.8. INTERPRETATION. Article titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

          11.9. WAIVERS. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every


                      -52-
 such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

          11.10. EXPENSES. Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants. The cost of the commitments for title insurance and surveys described in
 SECTION 7.7 and the title insurance policies described in SECTION 8.7 shall each be paid 50% by Seller and 50% by Buyer.

          11.11. PARTIAL INVALIDITY. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

          11.12. EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of Seller and Buyer.

          11.13. FURTHER ASSURANCES. On the Closing Date Seller and Hastings Canada shall (i) deliver to Buyer such other bills of sale, deeds, endorsements, assignments and other good and sufficient instruments of conveyance and transfer, in form reasonably satisfactory to Buyer and its counsel, as Buyer may reasonably request or as may be otherwise reasonably necessary to vest in Buyer all the right, title and interest of Seller and Hastings Canada in, to or under any or all of the Purchased Assets, and (ii) take all steps as may be reasonably necessary to put Buyer in actual possession and control of all the Purchased Assets. From time to time following the Closing, Seller and Hastings Canada shall execute and deliver, or cause to be executed and delivered, to Buyer such other instruments of conveyance and transfer as Buyer may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, Buyer and put Buyer in possession of, any part of the Purchased Assets, and, in the case of licenses, certificates, approvals, authorizations, agreements, contracts, leases, easements and other commitments included in the Purchased Assets (a) which cannot be transferred or assigned effectively without the consent of third parties which consent has not been obtained prior to the Closing, to cooperate with Buyer at its request in endeavoring to obtain such consent promptly, and if any such consent is unobtainable, to use its best efforts to secure

                      -53-
 to Buyer the benefits thereof in some other manner, or (b) which are otherwise not transferable or assignable, to use its best efforts jointly with Buyer to secure to Buyer the benefits thereof in some other manner (including the exercise of the rights of Seller and Hastings Canada thereunder). Not-withstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any license, certificate, approval, authorization, agreement, contract, lease, easement or other commitment included in the Purchased Assets if an attempted assignment thereof without the consent of a third party thereto would constitute a breach thereof.

          11.14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Michigan.

                           *  *  *  *  *

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

 ATTEST:                           CLARCOR INC.

 By: /s/ Marcia S. Blaylock        By: /s/ Norman E. Johnson
 Name:   Marcia S. Blaylock        Name:   Norman E. Johnson
 Title:  Secretary                 Title:  President

 ATTEST:                           HASTINGS MANUFACTURING COMPANY

 By: /s/ Monty C. Bennett          By: /s/ Mark R.S. Johnson
 Name:   Monty C. Bennett          Name:   Mark R.S. Johnson
 Title:  Secretary                 Title:  Co-President

 ATTEST:                           HASTINGS INC.

 By: /s/ Monty C. Bennett          By:  /s/ Andrew F. Johnson
 Name:   Monty C. Bennett          Name:   Andrew F. Johnson
 Title:  Secretary                 Title:  Vice President














                      -54-